SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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NuWay Medical, Inc.

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NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 20, 2006

To Our Stockholders:

  You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) of NuWay Medical, Inc., a Delaware corporation (the “Company”), which will be held at Residence Inn by Marriott, 2855 Main Street, Irvine, California 92614, at 10:00 a.m. local time on December 20, 2006, for the purposes of considering and voting upon the following matters:

1.	A proposal to elect five directors to our Board of Directors (the “Board”);

2.	A proposal to approve the acquisition of the assets of IOWC Technologies Inc. (“IOWC”), and the issuance of shares of our common stock to IOWC;

3.	A proposal to approve an amendment to our certificate of incorporation to change our name from NuWay Medical, Inc. to BLTI Holdings, Inc., in connection with completion of the transactions with IOWC;

4.	A proposal to authorize the Board to effect a reverse stock split of our common stock at a specific ratio to be determined by the Board within a range from 1-for-10 to 1-for-100.

5.
A proposal to increase the authorized capital stock of the Company from 100,000,000 shares of common stock to 200,000,000 shares of common stock and from 25,000,000 shares of preferred stock to 50,000,000 shares of preferred stock;

6.	A proposal to adopt the NuWay Medical, Inc. 2006 Equity Incentive Plan; and

7.	A proposal to ratify the appointment of Jeffrey S. Gilbert as our independent auditor for the fiscal year ending December 31, 2006.

  These matters are described more fully in the proxy statement accompanying this notice.

  Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2006 Annual Meeting.

  The Board has fixed the close of business on November 7, 2006 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2006 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2006 Annual Meeting.

Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting on each proposal to be voted on at the 2006 Annual Meeting. Accordingly, it is important that your shares be represented at the 2006 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2006 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

/s/ Dennis Calvert
Dennis Calvert
President and Chief Executive Officer

November __, 2006
Irvine, California

Table of Contents
To
PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
Of
NUWAY MEDICAL, INC.

Page

Voting Rights and Solicitation	1
General Note About References to Shares of Our Stock	2
Proposal One: Election of Directors	3
Corporate Governance	5
Executive Compensation	8
Security Ownership of Certain Beneficial Owners and Management	10
Certain Relationships and Related Transactions	11
Proposal Two: Approval of Acquisition of the Assets of IOWC Technologies, Inc. and Issuance of Common Stock to IOWC and Kenneth Code	14
Report of Independent Auditor and Financial Statements	28
Proposal Three: Proposal to Change the Company’s Name	38
Proposal Four: Proposal to Authorize Our Board of Director to Effectuate a Reverse Stock Split in an Amount to be Determined by the Board between 1 for 10 and 1 for 100	39
Proposal Five: Proposal to Increase Ou Authorized Capital from 100,000,000 to 200,000,000 Shares of Common Stock and from 25,000,000 to 50,000,000 Shares of Preferred Stock	43
Proposal Six: Proposal to Adopt the 2006 Equity Incentive Plan	46
Proposal Seven: Ratification of Appointment of Independent Auditors	51
Report of Compensation Committee	51
Report of Audit Committee	53
Stockholders Proposals	54
Annual Report on 10K-SB	55
Other Matters	55
Appendix A: Form of Certificate of Amendment to the Certificate of Incorporation of Nuway Medical Inc.	A-1
Appendix B: Form of 2006 Equity Incentive Plan	B-1

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
OF NUWAY MEDICAL, INC.

To Be Held on December 20, 2006

  This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”), which will be held at 10:00 a.m. local time on December 20, 2006 at Residence Inn by Marriott, 2855 Main Street, Irvine, California 92614, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2006 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about November 20, 2006. Our Annual Report for the year ended December 31, 2005, as amended, on Form 10-KSB/A (the “10-KSB") and the Quarterly Report for the nine-months ended September 30, 2006 on Form 10-QSB (the “10-QSB”) are being mailed to stockholders concurrently with this proxy statement. Neither the 10-KSB nor the 10-QSB is to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made. The Company’s executive offices are located at 2603 Main Street, Suite 1155, Irvine, California 92614 and its telephone number at that location is (949) 235-8062.

 VOTING RIGHTS AND SOLICITATION

 The close of business on November 7, 2006 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2006 Annual Meeting. As of the Record Date, we had [__________] shares of common stock, par value $0.00067 per share, and no shares of Series A preferred stock, par value $0.0067 per share, issued and outstanding. All of the shares of our common stock outstanding on the Record Date, and only those shares, are entitled to vote on each of the proposals to be voted upon at the 2006 Annual Meeting. Holders of common stock of record entitled to vote at the 2006 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2006 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

 The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2006 Annual Meeting shall constitute a quorum for the transaction of business at the 2006 Annual Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2006 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

In voting with regard to Proposal One (election of directors) stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal One is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

 In voting with regard to Proposal Two (issuance of common stock as part of the transactions with IOWC Technologies Inc.), Proposal Six (approval of the new stock option plan) and Proposal Seven (ratification of appointment of our independent auditor), stockholders may vote in favor of each such proposal or against each such proposal or may abstain from voting. The vote required to approve Proposals Two, Six and Seven is governed by Delaware law, and the minimum vote required to approve each such proposal is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

In voting with regard to Proposal Three (authorizing the name change), Proposal Four (authorizing reverse stock split) and Proposal Five (increase in authorized capital stock), stockholders may vote in favor of each such proposal or against each such proposal or may abstain from voting. The vote required to approve Proposals Three, Four and Five is governed by Delaware law, and the minimum vote required is majority of the outstanding shares of the Company entitled to vote at the 2006 Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will have the effect of a vote “Against” each such proposal.

 Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2006 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR each of Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five, Proposal Six and Proposal Seven. Management does not know of any matters to be presented at the 2006 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2006 Annual Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

 Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2006 Annual Meeting by giving written notice to our Secretary and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2006 Annual Meeting and voting in person.

 The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

GENERAL NOTE ABOUT REFERENCES TO SHARES OF OUR STOCK: Unless expressly stated otherwise, all references in this proxy statement to numbers of shares of our common or preferred stock are to such amount prior to a proposed reverse stock split which is being presented to the stockholders as Proposal Four.

PROPOSAL ONE

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of not less than two and not more than seven directors. The Board currently consists of four members. The Board has fixed the size of the Board to be elected at the 2006 Annual Meeting at five members. Two of our four incumbent directors were appointed to the Board at various times in accordance with Delaware law because the Company has been unable to hold an annual meeting of stockholders since at least December 2003. The Company last attempted to hold such a meeting at such time, but was unsuccessful due to lack of a quorum. It is the Board’s intention that, on a going-forward basis, our directors will be elected by our stockholders at each annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our current directors, the nominees for directors and our executive officers.

The proxyholders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2007 or until his successor has been duly elected and qualified.

In the event that a nominee is unable or declines to serve as a director at the time of the 2006 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The Board does not currently have a nominating committee primarily because capital constraints, nature of Company’s business as a public shell and size of the current Board make constituting and administering such a committee excessively burdensome. With respect to the nominees considered at 2006 Annual Meeting every director of the Company participated in the decisions relating to the nomination of directors.

Nominees for Election as Directors

  The following is certain information as of October 16, 2006 regarding the nominees for election as directors:

Name	Position	Age	Director Since
Dennis Calvert	President, Chief Executive Officer, Chief Financial Officer and Chairman	43	2002
Joseph Provenzano	Director and Corporate Secretary	37	2002
Gary Cox (1)(2)	Director	45	2003
Dennis E. Marshall (1)(2)	Director	62	2006
Kenneth R. Code	Nominee for Director	59	---

(1) Member of Audit Committee
(2) Member of Compensation Committee

Biographical Information Regarding Directors and Nominees

Dennis Calvert is our President, Chief Executive Officer, Chairman of the Board, and Interim Chief Financial Officer. Dennis Calvert was appointed a director in June 2002, and has served as President and Chief Executive Officer since June 2002, Corporate Secretary from September 2002 until March 2003, and Interim Chief Financial Officer since March 2003. Mr. Calvert holds a B.A. in Economics from Wake Forest University, where he was a varsity basketball player on full scholarship. Mr. Calvert also studied at Columbia University and Harding University. He was an honor student in high school with numerous leadership awards. He is also an Eagle Scout. Mr. Calvert has an extensive entrepreneurial background as an operator, investor and consultant. From June 2002 to September 2002 he served as president of Med Wireless, Inc. In 1998 he was a founder, president and board member of Utelecom Communications, Inc. where he led the acquisition of four companies and secured a line of credit for $7.5 million. He remains an owner and board member of that firm. He was an investor and served as a manager of Beep for Free.com, LLC beginning in the year 2000, a consumer products and technology related company. Mr. Calvert resigned as the manager of Beep For Free.com, LLC in June 2002 and the company ceased operations in December 2002. Mr. Calvert was a founder and chairman of ZZYZX Technologies, Inc., a company that designed and produced high tech equipment. ZZYZX was sold in 2001. From 1990 to 1996 Calvert served as head of mergers and acquisitions for Medical Asset Management, Inc., a company that acquired and managed medical-related businesses. During his tenure he participated in more than 50 acquisitions and served in numerous positions with the Company. Prior, he was a founder and officer of a medical recruiting and consulting firm named Merritt Hawkins and Associates from 1987 to 1990. Earlier, he was a top producing sales associate for a leading physician recruitment firm, Jackson and Coker, Inc. and served as a sales associate for Diamond Shamrock Chemicals Company from 1985 to 1986.

Joseph Provenzano has been a director since June 2002 and assumed the role of Corporate Secretary in March 2003. He began his corporate career in April 1988 as a Personnel Manager and Recruiter for First American Travel, a marketing company in Southern California. From June 1991 to September 1995 he worked as a technician within the Commercial and Residential security industry. From September 1995 to September 1996 he was employed by two major Southern California moving and storage companies as head of marketing. From September 1996 to April 2001 he owned a marketing company called Pre-Move Marketing Services (PMSA), offering advertising and direct marketing products for the moving and storage industry. From April 2001 to March 2003 he worked with Camden Holdings, Inc., an investment holding company to manage their mergers and acquisitions department, participating in more than 50 corporate mergers and acquisitions.

Gary Cox has been a director since May 2003. Mr. Cox has more than 14 years in the healthcare field as consultant to hospitals and medical groups. Since December 2005, Mr. Cox has been an executive search consultant with Management Recruiters International, an executive search firm specializing in the biotechnology industry. In addition, since 1995, he has also been providing search and consulting services to hospitals and clinics throughout the United States. Previously, Mr. Cox served for more than 10 years with firms in the United Kingdom in various executive recruiting, sales and marketing positions. He holds a technical degree in engineering from Leicester University in England. He was also a competitive athlete and played for a number of professional soccer (football) clubs in England in his early career.

Dennis E. Marshall has been a director of the Company since April 28, 2006. Marshall has over 35 years of experience in real estate, asset management, management level finance, and operations-oriented management. Since 1981, Mr. Marshall has been a real estate investment broker in Orange County, California, representing buyers and sellers in investment acquisitions and dispositions. From March 1977 to January 1981, Mr. Marshall was a real estate syndicator at McCombs Corporation as well as the assistant to the Chairman of the Board. While at McCombs Corporation, Mr. Marshall became the Vice President of Finance, where he financially monitored numerous public real estate syndications. From June 1973 to September 1976, Mr. Marshall served as an equity controller for the Don Koll Company, an investment builder and general contractor firm, at which Mr. Marshall worked closely with institutional equity partners and lenders. Before he began is career in real estate, Mr. Marshall worked at Arthur Young & Co. (now Ernst & Young) from June 1969 to June 1973, where he served as Supervising Senior Auditor and was responsible for numerous independent audits of publicly held corporations. During this period, he obtained Certified Public Accountant certification. Mr. Marshall earned a degree in Accounting from the University of Texas, Austin in 1966 and earned a Master of Science Business Administration from the University of California, Los Angeles in 1969. Mr. Marshall serves as Chairman of the Audit and Compensation Committees.

Kenneth R. Code is the founder of IOWC. Mr. Code is a nominee for director and will also serve as our subsidiary's Chief Technology Officer. Mr. Code and IOWC have entered into several agreements with the Company regarding the BioLargo Technology and Mr. Code is the Company’s single largest stockholder. See Proposal Two for more information regarding the Transactions with IOWC. From December 2000 to present, Mr. Code has been the President of IOWC, a company which is engaged in the research and development of advanced disinfection technology. From December 2000 through October 2003, Mr. Code also served as a director and Vice Chairman of BioLargo Technologies Inc., where he was engaged in pre-commercial efforts to seat inorganic disinfection technologies into the non-woven air-laid industry. Mr. Code has authored several publications concerning, and has filed several patent applications applying, disinfection technology. Mr. Code graduated from the University of Calgary, Alberta, Canada.

Agreements with Director Nominees

Under the terms of agreements between the Company and Mr. Code, the Board has agreed to appoint Mr. Code as the Company’s Chief Technology Officer pursuant to a long-term employment agreement and has agreed to appoint Mr. Code to the Board effective upon closing of the Transactions, if he is not elected to the Board by the stockholders at the 2006 Annual Meeting. See PROPOSAL TWO.

See the discussion concerning agreements with Mr. Provenzano under the caption "Other Agreements with Directors" set forth below.

CORPORATE GOVERNANCE

Our corporate website, www.nuwaymedical.net, contains the charters for the Company’s Audit and Compensation Committees and certain other corporate governance documents and policies including the Company’s Code of Ethics. Any changes to these documents and any waivers granted with respect to our code of ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Secretary, NuWay Medical, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (“SEC”).

Board of Directors

Director Independence

The Board has determined that each of Messrs. Cox and Marshall is independent as defined under NASDAQ Marketplace rules.

Meetings of the Board

The Board held four meetings and acted by written consent twice during 2005. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and committees on which the director served in 2005. Each of our directors is encouraged to attend the Company’s annual meeting of stockholders and to be available to answer any questions posed by stockholders to such director. Because our Board the Company intends to hold one of its regular meetings in conjunction with our 2006 Annual Meeting, unless one or more members of the Board is unable to attend, all of the members of the Board are expected to be present for the 2006 Annual Meeting.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•
Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to Corporate Secretary, NuWay Medical, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614.

•
Our Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

•
The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the presiding or “lead” director, or with the non-management directors as a group, by mail addressed to Lead Director, c/o Corporate Secretary, NuWay Medical, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614.

The Company’s Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, and financial improprieties or auditing matters. Any of the Company’s employees may confidentially communicate concerns about any of these matters by mail addressed to Audit Committee, c/o Corporate Secretary, NuWay Medical, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614.

All of the reporting mechanisms are also posted on our website. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board of Directors

The Board has established an Audit Committee and a Compensation Committee.

The Audit Committee meets with management and the Company’s independent public accountants to review the adequacy of internal controls and other financial reporting matters. Steven V. Harrison II, who resigned as a director on April 6, 2006, served as Chairman of the Audit Committee during 2005 and through the date of his resignation. On April 28, 2006, Mr. Marshall was appointed as Chairman of the Audit Committee. Mr. Cox also serves on the Audit Committee. The Board has determined that Mr. Marshall qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met seven times during 2005.

The Compensation Committee (the “Compensation Committee”) reviews the compensation for all officers and directors and affiliates of the Company. The Committee also administers the Company’s equity incentive option plan. Mr. Harrison was Chairman of the Compensation Committee during 2005 and through April 6, 2006. On April 28, 2006, Mr. Marshall was appointed as Chairman of the Compensation Committee. Mr. Cox also serves on the Compensation Committee. The Compensation Committee did not meet during 2005, because of the Company’s limited functions and operations during 2005 and the additional fact that employment agreements were in place for the Company’s few officers.

The Company does not have a Nominating Committee primarily because capital constraints, the Company’s pre-operational state and the size of the current Board make constituting and administering such a committee excessively burdensome and costly. With respect to the nominees considered at 2006 Annual Meeting, every incumbent director of the Company participated in the decisions relating to the nomination of directors.

In October 2004, the Board adopted a written code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers and persons holding 10% or more of the Company’s common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s common stock with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of Forms 3, 4, and 5 (and amendments thereto) and written representations provided to the Company by executive officers, directors and stockholders beneficially owning 10% or greater of the outstanding shares, the Company believes that such persons filed pursuant to the requirements of the Securities and Exchange Commission on a timely basis.

Director Compensation

Each director who is not an officer or employee of the Company receives an annual retainer of $40,000, paid in cash or common stock of the Company, in the sole discretion of the Company. As of September 30, 2006, there was accrued and unpaid salary in the amount of $46,463 for former director Steven Harrison, $92,500 for director Gary Cox and $16,667 for director Dennis Marshall. The Company intends to pay these accrued amounts in stock if the stockholders approve an increase in the authorized capital stock of the Company. See PROPOSAL FIVE.

Other Agreements with Directors

The Company entered into an employment agreement with Joseph Provenzano in March 2003. Mr. Provenzano’s employment agreement provides for him to be employed for five years at an annual salary of $130,800. The employment agreement provides that, at the Company’s discretion, the Company may choose to pay up to $4,900 of Mr. Provenzano’s monthly salary in the form of stock in lieu of cash. Mr. Provenzano is also eligible to receive incentive bonuses, stock ownership participation and employee related benefits. The employment agreement further provides that Mr. Provenzano receive annual increases of 5% of his base income, that bonuses will be payable based on the greater of a performance scale established by the Compensation Committee, assigned by the Board, or 1.5% of the annual increase in market capitalization value. The compensation plan includes those benefits of car allowance and insurance benefits and a standard vacation package. The agreement has certain minimum performance standards and calls for a severance package equal to one year’s base compensation, plus an additional one half year’s compensation for each year of service beginning in 2003. Standard confidentiality, Company ownership rights to property and assets and arbitration clauses are included in the agreement.

During 2005, the Company and Mr. Provenzano agreed to suspend his employment agreement and not be required to make accruals thereunder for unpaid amounts, until such time as the Company as the Company required his services, upon commencement of activities. The Company expects that this will happen during 2007, at which time he will have the balance of approximately two-and-half years of the employment agreement remaining. Mr. Provenzano continues to serve as Corporate Secretary.

Because the Compensation Committee did not meet during 2005, the Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2005 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Equity-Based Director Compensation

Mr. Provenzano received a stock grant of 4 million shares under his employment agreement in lieu of $40,000, and Messrs. Cox and Harrison each received a grant of 1 million shares for $20,000 accrued and unpaid director fees.

Condition to Closing of the Transactions

The election of Mr. Code as a director is one of several conditions to the closing of the Transactions with IOWC. Accordingly, if the stockholders do not elect Mr. Code as a director and that condition is not waived by IOWC, the Transactions with IOWC will not be consummated.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR election of each of the nominees identified above.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to the chief executive officer, who was the only person who received compensation in excess of $100,000 (the “Named Executive Officer”) during 2005 and 2004:

	Annual Compensation			Long-term Compensation
				Awards		Payouts
Name and Principal Position	Year	Annual Salary	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	TIP Payouts	Other Compensation
Dennis Calvert,
Chief Executive	2005	$168,000	--	--	--	--	--
Officer	2004	$168,000	--	--	--	--	--

Employment Agreements

The Company entered into an employment agreement with Dennis Calvert in December 2002. Mr. Calvert’s employment agreement provides for him to be employed for five years at an annual salary of $168,000. The employment agreement further provides that Mr. Calvert work with the Company on a full time basis, that the office be located in Orange County, California, that he receive annual increases of 10% of his base income, that bonuses will be payable based on the greater of a performance scale established by the Compensation Committee, assigned by the Board, or 3% of the annual increase in market capitalization value. The compensation plan includes benefits of a car allowance, insurance and a standard vacation package. The agreement has certain minimum performance standards and calls for a severance package equal to one year’s base compensation, plus an additional one half year’s compensation for each year of service beginning in 2003. Standard confidentiality, Company ownership rights to property and assets and arbitration clauses are included in the agreement. In contemplation of a proposed amendment to Mr. Calvert’s employment agreement, the Board of Directors approved an increase in Mr. Calvert’s cash compensation, effective January 1, 2006, to $184,800 per year.

The Company intends to enter into a new employment agreement with Mr. Calvert in the near future. Management has prepared a proposal setting forth the suggested terms of this new employment agreement for consideration by the Compensation Committee of the Company's Board. Management's proposal would include, among other things, that Mr. Calvert would continue to be employed as the President, Chief Executive Officer and Chief Financial Officer of the Company for a five-year term, at an annual base salary of $184,800 for 2006, with 10% increases for each subsequent calendar year of the agreement. In addition, the proposal includes terms which would enable Mr. Calvert to receive bonuses granted in the discretion of the Compensation Committee. Additionally, it is proposed that Mr. Calvert would be issued, upon signing, 57,090,400 shares of the Company’s common stock and a stock grant equal to an additional 165,977,920 shares of the Company’s common stock, such grant to vest in equal installments over each year of the employment agreement; provided, however, that such vesting will accelerate in the event of termination without cause or a change of control of the Company. Mr. Calvert will also be eligible to participate in the Company’s stock option plan then in effect and any bonus plan that may be adopted in the future. The Compensation Committee is expected to review Management's proposal described in the preceding sentense at its next meeting.

Transactions Relating to New Millennium Promissory Note

As of September 30, 2006, the Company owed an aggregate principal amount of $900,000, plus approximately $278,000 accrued and unpaid interest, to an entity controlled by Dennis Calvert, our chief executive officer, president and chairman of the Board. A description of the promissory and the transactions related to it are set forth below in “Certain Relationships and Related Transactions.”

Options Granted During Last Fiscal Year

No options were granted to the Named Executive Officers during 2005.

Equity Compensation Plans

2002 Consultant Equity Plan

In August 2002, the Company’s Board approved the formation of the 2002 Consultant Equity Plan (the “2002 Plan”), designed to allow consultants to be compensated with shares of Company common stock for services provided to the Company. A total of 1,500,000 shares under the 2002 Plan were registered with the SEC. The 2002 Plan was amended by the Company’s Board in December 2002. A total of 3,500,000 additional shares were registered with the SEC on a Form S-8 registration statement on December 27, 2002. Approval of the 2002 Plan was not submitted to the vote of the stockholders. Persons eligible to receive stock awards under the 2002 Plan included “consultants” that provide bona fide consulting services to the Company, excluding any services incident to the raising of capital or promotion or maintenance of a market for the Company’s securities. The 2002 Plan was terminated by the Board on December 16, 2004. From August 2002 through February 2003, the Company issued all but 84,452 of the 5,000,000 shares available under the 2002 Plan to approximately 26 consultants, employees and directors.

2003 Stock Compensation Plan

In February 2003, the Board approved the 2003 Stock Compensation Plan (“2003 Plan”) as a means of providing directors, key employees and consultants additional incentive to provide services to the Company. The 2003 Plan was terminated by the Board at its meeting on December 16, 2004. The 2003 Plan set aside up to 15,000,000 shares of the Company’s common stock for these purposes, which shares were registered with the SEC on a Form S-8 registration statement on February 27, 2003. Approval of the 2003 Plan was not submitted to a vote of the stockholders. The Board administered the 2003 Plan. The 2003 Plan allowed the Board to award grants of shares of the Company’s common stock or options to purchase shares of the Company’s common stock. From February through September 2003, the Company issued 14,863,230 shares under the 2003 Plan to 27 directors, employees and consultants.

In March 2003, the Board approved, and the Company issued, 3,000,000 shares of common stock to Dennis Calvert, President and Chief Executive Officer of the Company, as consideration for his services. The Board subsequently modified its approval of this issuance to make it conditioned upon stockholder approval of the transaction because of NASDAQ Marketplace Rules governing change of control transactions. Mr. Calvert returned the 3,000,000 shares to the Company. On December 9, 2003, the Company attempted to conduct a stockholder meeting to approve the terms of the issuance of 3,000,000 shares of the Company’s common stock to Dennis Calvert. The Company was unable to obtain a quorum at the meeting. The meeting was adjourned to December 30, 2003, but again the Company was unable to obtain a quorum. On November 1, 2006, the Board canceled this transaction, with Mr. Calvert’s consent, and the 3,000,000 shares of the Company’s common stock will not be issued to Mr. Calvert.

2004 Equity Plan

On March 10, 2004, the Board approved the Company’s 2004 Equity Plan as a means of providing directors, key employees and consultants additional incentive to provide services for the Company. Both stock options and stock grants may be made under this plan. The Plan sets aside up to 20,000,000 shares of the Company’s common stock for these purposes, which were registered with the SEC. Approval of this plan was not submitted to the vote of the stockholders. The Board administers this plan. The plan allows the Board to award grants of common shares or options to purchase common shares. As plan administrator, the board has sole discretion to set the price of the options. The Board may at any time amend or terminate the plan. It does not expire on its terms.

  During 2005, the Company issued 10,390,000 shares to five consultants, directors, and employees. None of these shares have been registered with the SEC, and alls such shares are therefore restricted securities. In 2005 there was $103,390 of expenses recorded related to the issuance of these shares. Of this amount $13,900 related to consulting services, $30,000 related to legal services, $20,000 related to Board expense, and $40,000 related to salary expense.

2006 Equity Incentive Plan

On November 1, 2006, the Board approved to Company’s 2006 Equity Incentive Plan, which the Company’s stockholders are being asked to approve at the 2006 Annual Meeting. See PROPOSAL SIX.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005, with respect to compensation plans under which equity securities of the Company were authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	14,320,000

Total	0	0	14,320,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of October 16, 2006, 2006 by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer of the Company individually and (iii) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)(2)	Amount of Beneficial Ownership (3)(4)	Percent of Class (5)

5% Holders

Kenneth R. Code (6)	15,515,913	19.8%

Directors and Officers

Joseph Provenzano (7)	8,224,936	10.5%

Dennis Calvert (8)	4,782,107	6.1%

Dennis Marshall (9)	800,000	1.0%

Gary Cox	2,000,000	2.6%

All directors and officers as a group (4 persons)	15, 807,043	20.0%

(1) Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Unless otherwise indicated, the address for each person is 2603 Main Street, Suite 1155, Irvine, California 92614.

(3) Other than as footnoted below, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(4) The amount owned is based on issued common stock, as well as stock options, warrants and convertible notes which are exercisable or convertible within 60 days following September 30, 2006.

(5) Percentage ownership is based on 78,368,736 shares of common stock outstanding on October 16, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(6) On August 14, 2006, the Company issued 15,515,913 shares of its Common Stock to Mr. Code, as additional consideration for his entering into a Research and Development Agreement with the Company. See PROPOSAL TWO.

(7) Mr. Provenzano is our Corporate Secretary.

(8) Does not include shares "issuable upon conversion of the New Millennium Note discusssed under the caption CERTAIN RELATIONSHIPS AND RELATED TRANSACTION - Transaction with Dennis Calvert and New Millennium Capital Partners LLC.

(9) This amount consists of 400,000 shares issuable upon conversion of the Company’s 10% Convertible Notes due January 31, 2007 and 400,000 shares of common stock issuable upon exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Dennis Calvert and New Millennium Capital Partners LLC

In conjunction with the acquisition of a technology license from Med Wireless, Inc. on August 21, 2002, the Company assumed a $1,120,000 note (the “Note”) with interest at 10% per annum payable by Med Wireless to Summitt Ventures, Inc. The Note is secured by the Company’s assets and was originally due on June 15, 2003. On March 26, 2003, Summitt Ventures sold the Note, together with 4,182,107 shares of the Company’s common stock, to New Millennium Capital Partners LLC (“New Millennium”), a limited liability company controlled and owned in part by the Company’s CEO and president, Dennis Calvert, in exchange for a $900,000 promissory note (the “New Millennium Note”) issued by New Millennium in favor of Summitt Ventures. The New Millennium Note is secured by all of the stock of the Company owned by New Millennium and Mr. Calvert. On March 26, 2003, the Board voted to enter into an amendment to the Note (the “Original Note Amendment”) to provide for conversion of the Note into restricted common stock of the Company (at a conversion price discounted 37.5% to the then market price of $0.08). New Millennium agreed to the Note Amendment. Subsequent to the vote by the Board to convert the Note, the Company received notification from Nasdaq’s Listing Qualifications Department that converting the Note without stockholder approval violated certain Nasdaq Marketplace Rules. In response to this notification, the Board, with the concurrence of New Millennium, voted to amend its resolution and withhold issuance of the shares to New Millennium pending stockholder approval for the conversion. To allow time for a stockholder vote with respect to the conversion, New Millennium agreed to extend the terms of the Note, from June 15, 2003 to October 1, 2003.

At the Company’s June 6, 2003 Board meeting, and prior to a stockholder vote on the conversion, Mr. Calvert, on behalf of New Millennium, and the Company, through the unanimous action of the Board (with Mr. Calvert abstaining), agreed that, in light of the then-market conditions (namely the significant increase in the trading price of the Company’s common stock since March 26, 2003, the date on which the conversion of the Note to equity was originally approved by the Board, from $0.08 to $0.28 as of June 6, 2003), it would be inequitable for New Millennium to convert the Note (together with accrued interest thereon) at the originally agreed to $0.05 per share price. In this regard, Mr. Calvert, on behalf of New Millennium, and the Company orally agreed to rescind the agreement to convert the Note. In addition, New Millennium orally agreed with the Company to extend the maturity date of the Note to a first payment due October 1, 2003 in the amount of $100,000 and the balance of the principal due on April 1, 2004, with interest due according to the original terms of the Note (to correspond to the payment terms of the New Millennium Note), and furthermore to reduce the Company’s obligation on the Note to the extent that New Millennium is able to reduce its obligation on the New Millennium Note.

Due to the Company’s lack of liquidity, the Company was unable to repay the first $100,000 installment of the Note when it became due on October 1, 2003. To address this issue, the Board appointed a committee (the “Special Committee”) consisting of Joseph Provenzano and Steve Harrison, who was a member of the Board at that time, to negotiate revised terms and conditions of the Note with Mr. Calvert. Mr. Calvert informed the Special Committee that in order to accommodate the Company’s working capital needs, Mr. Calvert would be willing to convert the Note into the Company’s equity. Due to the Company’s lack of liquidity, and because the terms of the conversion were negotiated on behalf of the Company by disinterested members of the Board and management, the Board determined not to seek a third-party fairness opinion on the terms of the proposed conversion. However, the Board did instruct the Special Committee to ensure that the Special Company presented any proposed loan conversion transaction to the Company’s stockholders with a requirement that a majority vote of the disinterested stockholders be required for approval.

Pursuant to a series of negotiations between Mr. Calvert and the Special Committee, the Special Committee and Mr. Calvert agreed to once again provide for the conversion of the Note into equity. The parties agreed that the Note (together with accrued interest thereon) would be cancelled and converted into shares of the Company’s common stock at a per share price equal to $0.036 (a 20% discount to the closing price of the Company’s common stock of $0.045 on October 16, 2003, the date an agreement between the Special Committee and Mr. Calvert was reached).

In arriving at the conversion price, the Special Committee determined that a 20.0% discount to market price was appropriate based on a number of factors, including that (i) with the quantity of the shares that would be issued, a block of shares that size could not be liquidated without affecting the market price of the shares, and (ii) the shares would be “restricted shares” and could therefore not be sold in the public markets prior to two years from the date of the conversion, and thereafter would be subject to the volume and manner of sale limitations of Rule 144 under the Securities Act of 1933.

The stockholders meeting was held on December 9, 2003, but adjourned without a vote, because not enough shares to constitute a quorum were represented. The stockholders meeting was rescheduled for December 30, 2003, at which a quorum was also not present. Because this was the second attempt to obtain a quorum, and more than 4,000,000 additional shares were required to be voted to obtain a quorum, the Board adjourned the meeting indefinitely. As a result, the Note was not converted into common stock and the outstanding principal amount, together with accrued and unpaid interest, remains as a liability of the Company.

In conjunction with the Company’s January 31, 2004 purchase of Premium Medical Group (“PMG”) (later rescinded in October 2004), and as a condition to that transaction, the Premium Medical Group shareholders (the “PMG Shareholders”) required the Company to convert the note so as to eliminate the obligation from the Company’s balance sheet. At a meeting on February 10, 2004, the Board voted to convert the note into 30,869,992 shares of its common stock, at a conversion price of $0.04, discounted 20% from the then market price of $0.05. New Millennium agreed to this conversion. In arriving at a conversion price, the Board determined that a 20% discount to market price was appropriate based on a number of factors, including (i) the holding period of the stock will be two years, and thus is not liquid until that point, and (ii) the amount of the stock issued would make it impossible to liquidate the stock at the current market price. This discount was equal to the discount proposed to the stockholders in December 2003 at the abandoned stockholders meeting, and less than the discount used by the board at the first conversion attempt in April 2003.

The Board approved the conversion knowing that, since its conversion was a condition imposed by the PMG Shareholders, they (who would hold 45% of the Company’s common stock at the time of such meeting) would provide the additional shares necessary to obtain a quorum and formal stockholder approval. Stockholder approval was also necessary to increase the number of authorized shares necessary to convert the Note. However, due to lack of operational capital, the Company was unable to remain current in its SEC filings, and thus was unable to hold the required stockholder meeting.

In October 2004, the Company, PMG and the PMG Shareholders rescinded the Stock Purchase Agreement. Because the Board’s decision to convert the Note was based in part on the requirements of the PMG Stock Purchase Agreement, the board on October 28, 2004, determined not to convert the Note. Considering that the Company at the time was a shell corporation with no operations, Mr. Calvert also agreed to extend the maturity of the Note indefinitely until the Company’s status changed.

On April 28, 2006, the Board and Mr. Calvert agreed to amend the New Millennium Note to (i) extend the due date to January 15, 2008; (ii) waive any payments of interest until the New Millennium Note becomes due; (iii) reduce the principal amount of the New Millennium Note from $1,120,000 to $900,000, equal to a 19.6% reduction, and New Millennium’s basis in said Note; and (iv) correspondingly reduce the accrued but unpaid interest due under the terms of the New Millennium Note from $317,956 to $255,636, also equal to a 19.6% reduction.

Other Transactions with Mr. Calvert

At Mr. Calvert’s request, the Company intends to issue up to 33,779,600 shares of common stock to Mr. Calvert, in connection with his conversion of accrued but unpaid compensation in the amount of $334,221 as of September 30, 2006. This conversion and issuance is subject to approval by the stockholders of an increase in the authorized capital stock of the Company. See PROPOSAL SIX.

Other Transactions with Mr. Provenzano

See discussion concerning agreements with Mr. Provenzano under the caption "Other Agreements with Directors" set forth above.

Transactions with Mr. Code

Mr. Code, a nominee as director, is the beneficial owner of 15,515,913 shares of our common stock, which he received in connection with his entry into a research and development agreement with the Company in August 2006, as part of a series of transactions we have undertaken and intend to undertake with IOWC and Mr. Code. See PROPOSAL TWO for the details of these transactions.

Proposed Stock Issuances to Directors

Each director who is not an officer or employee of the Company receives an annual retainer of $40,000, paid in cash or common stock of the Company, at the Company's sole discretion. As of September 30, 2006, there was accrued and unpaid salary in the amount of $46,463 for former director Steven Harrison, $92,500 for director Gary Cox and $16,667 for director Dennis Marshall. The Company intends to pay these accrued amounts in stock if the stockholders approve an increase in the authorized capital stock of the Company. See PROPOSAL FIVE.

PROPOSAL TWO

APPROVAL OF ACQUISITION OF THE ASSETS OF IOWC TECHNOLOGIES INC. AND ISSUANCE OF COMMON STOCK TO IOWC AND KENNETH CODE

General

The Company has been operating as a public shell company since June 2003 and, as of the date of this proxy statement, has no continuing business operations. The 10-KSB, which was mailed to the stockholder at the same time as this proxy statement, contains a discussion of the Company’s past business activities and stockholders are urged to read Part I, Item 1, “Business” carefully.

As previously disclosed in the Company’s public filings with the SEC, the Company has been seeking to acquire a business with ongoing operations. In furtherance of that strategy, the Company conducted a search for suitable candidates and in July 2005 identified certain technologies for use in products designed for distribution in the food, medical, disaster relief and biohazardous material transportation industries as a potential acquisition candidate, which technologies and the anticipated consequences to the Company if the Transaction are not consummated are described in more detail below.

 Because Mr. Code is interested in the outcome of Proposal Two, Mr. Code will not vote any stock he beneficially owns on this Proposal Two at the 2006 Annual Meeting.

The Proposal and Reasons for Stockholder Vote

The Company is requesting stockholders to approve the acquisition of substantially all of the assets of IOWC Technologies Inc., a federally registered Canadian corporation (“IOWC”) and the issuance and sale of 553,475,300 shares of the Company’s common stock to IOWC, as part of a series of transactions (the “Transactions”) intended to transfer to the Company certain technology and rights (‘the BioLargo Technology”) relating to a process whereby disinfecting chemistry is incorporated into absorbent materials, liquids, powders, tablets or other delivery methods that can be then incorporated into products in several industries. If the Transactions are not consummated, the Company will remain a public shell with no continuing business operations. The Transactions and the anticipated consequences to the Company if the Transactions are not consummated are described more fully below.

Nasdaq Marketplace Rule 4350 requires stockholder approval in connection with the issuance of or potential issuance which will result in a change of control of the issuer. The Company believes that the issuances related to the Transactions constitute a change in control of the Company, and as such it is appropriate for the Company to seek the approval of its stockholders prior to issuing its shares. While the Company’s common stock is not quoted on the Nasdaq National Market and the Company is not subject to Nasdaq Marketplace Rules, the Company believes that it is in the best interest of the Company and its stockholders for the stockholders of the Company to be given the opportunity to vote on the issuance of shares of common stock of the Company in connection with the Transactions. Moreover, the Company believes that if the Company were to apply for listing on a significant market such as Nasdaq, the fact that the Company complied with such rules would be deemed a positive factor in its application. It is important to note, however, that the Company has no current plans to apply for listing on Nasdaq or any other trading market and there is no assurance that, even if the Company were to do so, that the Company’s stock would be accepted for trading on any such market.

Proposals Required for Approval of Proposal Two

In Proposal Two, the Company is requesting the stockholders to approve the issuance of 553,475,300 shares of the Company’s common stock. In order for the Company to issue this number of shares, the stockholders must also approve Proposal Four, which requests the stockholders to grant the Board authority to amend and restate our Certificate of Incorporation to effect a reverse stock split of our common stock in an amount to be determined by the Board, but between a 1-for-10 and a 1-for-100 reverse split. For example, effecting a reverse split of the Company’s common stock at a minimum of 1-for-10, the actual issuance requested by this Proposal Two would be one-tenth the stated amount, or a maximum of 55,347,530 shares. This number of shares is within the limits of the number of shares authorized by the Company’s Certificate of Incorporation.

BioLargo Technology and BioLargo Products

IOWC and Code have developed and own the BioLargo Technology, consisting of certain intellectual property (including two U.S. Patents (Patent Numbers 6146725 and 6328929), relating to a process whereby disinfecting chemistry is incorporated into absorbent materials, liquids, powders, tablets or other delivery methods, that can be then incorporated into products in multiple industries. Several patent applications have recently been filed with the United States Patent and Trademark Office relating to this technology listing Code as inventory and BLTI as assignee pursuant to the Research and Development Agreement discussed below.

If the Transactions are completed, the Company intends to use the BioLargo Technology to develop certain products for use in distribution in the food, medical, disaster relief and biohazardous material transportation industries. For the purposes of this proxy statement the term “BioLargo Products” means any product designed, manufactured, conceived or contemplated, either at the present time, or in the future, based on the BioLargo Technology or any derivation thereof.

It is expected that the BioLargo Technology will enable the Company to offer a portable product that comparably addresses four precautions -- containment, isolation, neutralization and disposal -- against disease transmission as established by the Center for Disease Control. The BioLargo Technology has been reviewed and validated in several third party studies. The Company believes that the BioLargo Technology and derivative products may be applied in approximately 30 products in several vertical markets.

The Company believes that the primary initial markets for its products are likely to be:

•	Packaging for Blood and Bio-hazardous Material Transport

•	Medical Products

•	Meat and Poultry Packing

•	Disaster Relief Efforts, Soil and Sand Remediation, and Water Treatment

The Company plans to pursue its primary revenues from licensing its BioLargo Technology. It has multiple products available for immediate distribution, namely absorbent pads and materials to be used for clean up of or as a precautionary measure from spills of liquids, including hazardous materials. The Company is actively developing additional products for distribution by working with manufacturers, other technology developers and potential customers.

The BioLargo Technology places inorganic compounds (similar in composition and dosage to what is used in everyday common vitamins) into absorbent products like bed pads, blood pads, diapers, surgical drapes, transportation packages for protective liners, wound dressings, bandages and other delivery methods.

Management believes that the BioLargo Technology offers the following features:

•	Increased Holding Power - The technology can increase the holding power of absorbent material up to 6 times, depending on product configuration.

•	Price-The actual cost of raw materials and installation of the BioLargo Technology chemistry is less than $0.10 per metric ton.

•
Generally Regarded As Safe (GRAS) - The chemistry used is understood by the Food and Drug Administration and scientific community as non-toxic, and safe, in the dosages used as well as the methodology of its delivery.

•
Disinfection - The chemical composition of the technology installed into products, deploys an additive germ killing strategy, that includes a flashing of Iodine, (the so-called “Gold Standard” by which all disinfecting strategies are compared) a lowering of PH levels-creating an acidic environment, oxidation, and flocculation, a binding reaction to lock in the microbes.

•
Isolation - The chemistry reacts when insulted by a liquid, and is absorbed by the super absorbent material in the pad, and is effectively ‘bound’ into the product, thereby isolating it from any escape.

•	Bio-Degradable - The chemistry accelerates decomposition.

•	Containment - The chemistry when added to a super absorbent materials acts to contains microbial particles, so they cannot escape.

•
Inorganic Solution - The use of Iodine is strategic to the Company’s products in that it is the most effective disinfecting solution, covering a broad range of materials upon which it is effective, and as an Inorganic Solution, organic microbes are unable to develop resistance to its killing power.

•	Disposal - It renders products safe to handle.

Letter of Intent

In July 2005, the Company entered into a letter of intent (“LOI”) with IOWC. The LOI set out the terms for the acquisition of certain assets of IOWC consisting of certain intellectual property, including two United States patent and two license and/or distributor agreements pursuant to which IOWC had licensed certain of its technologies for use in products designed for distribution in the food, medical and biohazardous material transportation industries. In connection with the transactions contemplated by the LOI, the Company agreed to issue up to 51% of its common stock to IOWC. The LOI provided that the transactions contemplated by the LOI would be completed pursuant to the terms of an asset purchase agreement as well as a research and development agreement. In addition, the LOI required certain stockholders approvals as a condition to the closing of the transactions contemplated by the LOI including approval of the issuance of the shares of the Company’s common stock to IOWC, a reverse stock split and an increase in the authorized capital stock of the Company.

As the parties worked toward preparing the documentation called for by LOI and as the Company began to prepare the proxy materials needed for its stockholders meeting, it became increasingly clear to the parties that the length of time and the costs involved in preparing documentation for a stockholders meeting would likely jeopardize the chances that the transactions contemplated by the LOI could be completed in a manner benefiting both parties. Accordingly, in late 2005 the parties began to explore alternative strategies that would enable them to begin to realize the benefits of the transactions contemplated by the LOI while at the same time allow the Company to call a meeting of its stockholders for the purpose of approving the issuance of its shares.

Marketing and Licensing Agreement

In furtherance of the proposed transactions with IOWC, on December 31, 2005, the Company entered into a Marketing and Licensing Agreement (“M&L Agreement”) with IOWC and Code (collectively “BioLargo”).

Pursuant to the M&L Agreement the Company, through its wholly-owned subsidiary BioLargo Life Technologies, Inc., a California corporation (“BLTI”), acquired certain rights from BioLargo to develop, market, sell and distribute products that were developed, and are in development, by BioLargo relating to the BioLargo Technology and BioLargo Products.

Licenses Granted to BLTI

Pursuant to the terms of the M&L Agreement, IOWC granted to BLTI. a license, with respect to the BioLargo Technology and the BioLargo Products to further develop the technology, to further develop existing and new products based on that technology, and to produce, market, sell and distribute any such products, through its own means, or by contract or assignment to third parties or otherwise, including without limitation:

•
Technology Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Technology, to conduct research and development activities based on the BioLargo Technology, and to contract with third parties for such research and development activities; and any improvements on the BioLargo Technology, or any new technology resulting such efforts of BLTI, shall be owned solely by BLTI.

•
Product Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Products, to conduct research and development activities to create new products for market, and to contract with third parties for such research and development activities. Any new products created by BLTI resulting from these efforts shall be owned solely by BLTI.

•	Marketing Rights. Exclusive right to market, advertise, and promote the BioLargo Technology and the BioLargo Products in any market and in any manner it deems commercially reasonable.

•	Manufacturing Rights. A transferable, worldwide exclusive right to manufacture, or have manufactured, BioLargo Products.

•	Selling Rights. A transferable, worldwide exclusive right to sell BioLargo Technologies and BioLargo Products.

•	Distribution Rights. A transferable, worldwide exclusive right to inventory and distribute BioLargo Products.

•	Licensing Rights. A transferable, worldwide exclusive right to license BioLargo Technologies and BioLargo Products to third parties.

Assigned Agreements

Pursuant to the terms of the M&L Agreement, BioLargo also assigned to BLTI its rights and obligations with respect to the following Agreements (collectively, the “Assigned Agreements”):

•	Agreement dated October 15, 2004 by and between Kenneth R. Code, IOWC, BioLargo Technologies, Inc., or IOWC’s assigns and Craig Sundheimer and Lloyd M. Jarvis.

•	Agreement dated January 15, 2005 by and between Kenneth R. Code, IOWC and Food Industry Technologies, Inc.

•	Letter of Intent dated November 15, 2004 by and between Kenneth R. Code and IOWC and GTS Research, Inc.

Pursuant to the terms of the M&L Agreement the Company is to receive any and all royalties, payments, license fees, and other consideration generated by the Assigned Agreements as of January 1, 2006. As part of the assignment, IOWC agreed to transfer its 20% interest in BioLargo, LLC to BLTI. In October 2006, the Company terminated the license agreement with BioLargo, LLC, for cause. Subsequently, the Company and IOWC agreed that the 20% interest in BioLargo, LLC would not be transferred by IOWC to BLTI but BLTI would have the option to acquire such 20% interest for nominal consideration for seven years (the “Option Agreement”).

Consulting Agreement

On June 20, 2006, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Code. Pursuant to the Consulting Agreement; the Company has engaged the services of Code, effective January 1, 2006, to advise the Company in research and development and technical support, and to provide other services and assistance to the Company in matters relating to the Company’s business.

The Consulting Agreement contains provisions requiring Code to devote substantially all of his business time to the Company; prohibiting Code from directly or indirectly engaging in any business activity that would be competitive with the business of the Company or its affiliates, including its wholly-owned subsidiary BioLargo Life Technologies, Inc.; providing that during the term of the Consulting Agreement and for one year post-termination, Code will not solicit the Company’s employees or customers; and other standard provisions typical for a consulting agreement. The Consulting Agreement also provides that the Company shall retain the exclusive right to use or distribute all creations which may be created during the term of the Consulting Agreement. The Consulting Agreement terminates on January 1, 2007, unless terminated earlier as provided therein. During the term of the Consulting Agreement, Code shall be paid $15,400 per month, prorated for partial months, and shall be entitled to reimbursement for authorized business expenses incurred in the performance of his duties.

It is anticipated that the Consulting Agreement will be replaced with an employment agreement between the Company and Mr. Code, pursuant to which Mr. Code will be employed as BLTI’s Chief Technology Officer. See “Other Agreements - Code Employment Agreement” below.

Research and Development Agreement

On August 11, 2006, the Company and BLTI entered into a Research and Development Agreement, which agreement amended was amended on August 14, 2006 (collectively, the “R&D Agreement”), with IOWC and Code. Pursuant to the R&D Agreement, IOWC and Code will provide its research and development services and expertise in the field of disposable absorbent products to the Company and BLTI.

The R&D Agreement provides that the Company and BLTI will own, and the Company and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, IOWC and Code have agreed that during the term of the R&D Agreement and for one year after termination they will not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement terminates on December 31, 2006, unless terminated earlier as provided therein. During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of IOWC’s services (as of this date, no acceptable research facilities have been established), IOWC shall be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and IOWC employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

As further consideration to Code to enter into the R&D Agreement, on August 14, 2006 the Company issued to Code 15,515,913 shares of its Common Stock (the “Code Stock”), or approximately 19.9% of the Company’s issued and outstanding common stock immediately following the issuance of the Code Stock.

The Company’s stockholders are not being asked to approve the issuance of the Code Stock by the Company. However, because Mr. Code is interested in the outcome of this Proposal Two, as the principal stockholder of IOWC, neither the Code Stock nor any other stock of the Company which Mr. Code beneficially owns will vote on Proposal Two at the 2006 Annual Meeting.

IOWC and Code have agreed to protect, maintain and keep confidential any proprietary or confidential information of the Company and BLTI and have executed a non-disclosure and confidentiality agreement in favor of the Company.

Other Agreements

The M&L Agreement also provides that the parties will enter into certain additional agreements in furtherance of the LOI, including (i) an asset purchase agreement (“Asset Purchase Agreement”) whereby the Company will acquire the two U.S. patents held by IOWC and certain other assets of IOWC; and (ii) an employment agreement with Mr. Code (the “Code Employment Agreement”).

The following are summaries only of the likely provisions of the Asset Purchase Agreement to be entered into by the Company, BLTI, IOWC and Ken Code, and the Code Employment Agreement to be entered into between BLTI and Mr. Code. The Company has approved the consummation of the transaction on the terms and subject to the conditions so summarized, but the other parties to the agreements have not, as of the date of this Proxy Statement, and other than the number of shares to be issued to IOWC, approved these terms and conditions in their entirety. Thus these summaries are neither complete nor necessarily a summary of the final terms between and among the parties with respect to the subject matter thereof, which may be still subject to negotiation.

Asset Purchase Agreement

Sale of Assets. Pursuant to the terms of the Asset Purchase Agreement, Code and IOWC will sell, transfer and assign all of their rights, title and interests to two US patents and related intellectual property, as well as the records related to the patents and intellectual property.

In addition to the Code Stock issued in August 2006 and as further and full payment for IOWC’s obligations set forth in the M&L Agreement, pursuant to the Asset Purchase Agreement, the Company will deliver to IOWC the following common stock (collectively, the “IOWC Stock”) upon the approval of the issuance of the IOWC Stock by the Company’s stockholders, which amounts shall be based upon the total outstanding common stock after the issuances of this stock consideration, as well as the conversion into common stock of the Company’s existing debt:

•
Licensing Rights. As full payment for the license granted to BLTI, and without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Four, the Company will deliver to IOWC 411,558,557 shares of the Company’s common stock.

•
Assigned Agreements. As full payment for the assignment of the Assigned Agreements, and without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Four, the Company will deliver to IOWC an additional 127,725,069 shares of the Company’s common stock.

•
Asset Purchase Agreement. As full payment for the transfer of any intellectual property under the terms of the Asset Purchase Agreement, and without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Four, the Company will deliver to IOWC an additional 14,191,674 shares of the Company’s common stock.

•
Total Consideration. The total common stock to be issued to IOWC for all components of the Transactions, without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Four, shall equal 553,475,300 shares of the Company’s common stock. Separately, Mr. Code has already been issued 15,515,913 shares of the Company’s common stock in connection with the R&D Agreement.

The Company’s stockholders are being asked to approve the issuance of 553,475,300 shares of the Company’s common stock, which comprises the IOWC Stock, at the 2006 Annual Meeting. A reverse split must be effectuated prior to the issuance to IOWC because the Company’s Certificate of Incorporation only allows the issuance of 100,000,000 shares of its common stock (or 200,000,000 if Proposal Five is approved). The Company’s stockholders are not being asked to approve the issuance of the 15,515,913 shares of the Company’s common stock previously issued to Mr. Code, which comprise the Code Stock.

Representations and Warranties. As part of the Asset Purchase Agreement, Code and IWOC, jointly and severally, will make certain representations and warranties to BLTI with respect to, among other things:

•  title to the assets being sold;

•  sufficiency of the assets for the future conduct of business by BLTI;

•  intellectual property matters;

•  litigation and proceedings

•  compliance with laws; and

•  required consents.

The Asset Purchase Agreement also contains additional representations and warranties of Code and/or IOWC, and of BLTI, standard for asset purchase transactions.

The representations and warranties of the parties contained in the Asset Purchase Agreement will survive for four years after the closing at which time they will expire.

Conditions to Closing. The Asset Purchase Agreement provides certain conditions to the obligations of the parties, which must either be satisfied or waived before the closing can occur.

The Transactions are subject to approval by IOWC's board of directors and stockholders, approval by the Company's Board and approval by the Company's stockholders at the 2006 Annual Meeting of the following matters:

•	an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of its common stock;

•	the issuance of the number of shares of common stock to IOWC required pursuant to the Transactions;

•	authorization for the Board to reverse split of the Company's common stock, in a ratio it deems appropriate; and

•	the election of Mr. Code to the Company's Board.

The consummation of the Transactions with IOWC is subject to various other conditions, in addition to those described hereinabove, such as contractual conditions customary for transactions of this nature. The Company currently expects to consummate the transactions in the fourth quarter of 2006, assuming the Company’s stockholders approve Proposals One, Two, Three, Four and Five and all other conditions to the consummation of the Transactions with IOWC are satisfied.

Indemnification. Under the Asset Purchase Agreement, IOWC and Code will, jointly and severally, indemnify BLTI and each of its officers, directors, employees, agents and affiliates, and each of their successors and assigns from and against any and all costs, losses, claims, liabilities, fines, penalties, consequential damages (other than lost profits), and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred in connection with, arising out of, resulting from or incident to:

•	liabilities or claims arising out of the assets or the business of IOWC before the closing;

•	liabilities or claims after the closing relating to IOWC or Code;

•	breach of the representations or warranties made by IOWC or Code;

•	default in any agreements made by IOWC or Code;

•	taxes of any kind arise out of or result from the transactions contemplated by the Asset Purchase Agreement; and

•	liabilities or claims relating employee matters.

BLTI will also indemnify IOWC and Code and their officers, directors, employees, agents and affiliates, and each of their successors and assigns from and against any and all costs, losses, claims, liabilities, fines, penalties, consequential damages (other than lost profits), and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred in connection with, arising out of, resulting from or incident to:

•	breach of the representations and warranties made by BLTI; and

•	default in any agreement made by BLTI.

The Asset Purchase Agreement provides the mechanism by which the parties must notify each other of any claims, the methods for resolution of such and requires the parties to arbitrate any unresolved claims.

Termination.  The Asset Purchase Agreement provides that the parties by mutual agreement may terminate the Asset Purchase Agreement. In addition, either party may unilaterally terminate the Asset Purchase Agreement if that party determines that the conditions to closing of the other party will not be satisfied or if the other party has breached a representation or warranty and fails to cure such breach within five days after receiving notice of such breach.

The Asset Purchase Agreement also allows, BLTI to terminate the Asset Purchase Agreement if:

•	it is not satisfied, in its sole discretion, with the results of its due diligence investigations; and

•
it has not obtained on terms and conditions satisfactory to it, in its sole discretion, all of the financing it needs to consummate the transactions contemplated by the Asset Purchase Agreement and fund the working capital requirements of BLTI after the closing.

Miscellaneous. The Asset Purchase Agreement also contains customary provisions relating to governing law, assignment of rights and obligations, attorneys’ fees, force majeure and other matters standard for asset purchase transactions.

Code Employment Agreement

The Code Employment Agreement is anticipated to provide that Mr. Code will be appointed Chief Technology Officer of BLTI, and receive (i) base compensation of $184,000 annually (with an automatic 10% annual increase) and (ii) a bonus equal to equal to 3% of the licensing revenues received by BLTI, plus (iii) such other amounts that the Board of Directors of BLTI may determine from time to time. In addition, Mr. Code will be eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by the Board of Directors of BLTI. Mr. Code is also eligible to receive heath insurance premium payments for himself and his family, a car allowance of $800 per month, paid vacation of four weeks per year plus an additional two weeks per year for each full year of service during the term of the agreement up to a maximum of ten weeks per year, and disability insurance. Mr. Code will also be entitled to participate in any other plans and arrangements, which provide for sick leave, vacation, or personal days, provided to or for the officers of BLTI from time to time. The employment agreement will have a term of five years, unless earlier terminated in accordance with its terms.

The Code Employment Agreement is also anticipated to provide that Mr. Code’s employment may be terminated by BLTI due to disability, for cause or without cause. Mr. Code’s employment may be terminated if he is unable to return to his duties within 30 days after notice of termination is given to him. During the disability period, Mr. Code is eligible to receive his salary and benefits. If Mr. Code’s employment is terminated for cause he will be eligible to receive his accrued base compensation and vacation compensation through the date of termination. If Mr. Code’s employment is terminated without cause, then he will be eligible to receive the greater of (i) one year’s compensation plus an additional one half year for each year of service since the effective date of the employment agreement or (ii) one year’s compensation plus an additional one half year for each year remaining in the term of the agreement.

The Code employment agreement requires Code to keep certain information confidential, not to solicit customers or employees of BLTI or interfere with any business relationship of BLTI.

Mr. Code will also be nominated for election to the Board of the Company and appointed to the board of directors of BLTI.

Reasons for the Transactions

The Board has determined that the terms of the issuance of common stock to IOWC and Code in connection with the Transactions are fair, and in the best interests of, the Company and its stockholders. The Board consulted with management, as well as its legal counsel and financial advisors, in reaching its decision to approve the Transactions. The Board considered a number of factors in its deliberations, including the following:

•	Viability of the BioLargo Technology

•	Commercial viability when deployed in a licensing strategy

•	Potential future revenue

•	Existing license agreements already executed

•	Availability of third party validations of the Technology claims

•	Prospects for future technology developments

•	Potential target licensing partnerships

•	Commitment by Code to serve as CTO

•	Prospects for customer acceptance of the products

•	Diversity of industry applications

•	Potential for contribution to public health and disaster relief

•	Worldwide market opportunity

The Board also considered potential negative factors relating to the Transactions, including the following:

•	The significant dilution of existing stockholders resulting from issuances to IOWC and Code;

•	the risk that the benefits sought to be achieved by the Transactions would not be realized;

•	the risk that the Transactions may not be completed in a timely manner, if at all;

•	the other risks and uncertainties discussed above under “Risk Factors” in the 10-KSB.

The foregoing discussion of information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations.

Management of the Company after the Transactions; Appointment to the Board of Mr. Code

It is expected that Mr. Calvert will remain as President and CEO of the Company under a newly executed long-term employment agreement.

The Board has agreed to appoint Mr. Code as BLTI's Chief Technology Officer pursuant to a long-term employment agreement and has agreed to appoint Mr. Code to the Board effective upon closing of the Transactions, if he is not elected to the Board by the stockholders at the 2006 Annual Meeting. In addition, the Company is in the process of negotiating employment and/or consulting agreements with third parties, including an interim CFO, marketing and corporate development professionals. There is no assurance however that the Company will be able to attract and retain any such employees.

Consequences if Stockholders Do Not Approve Transactions

Please see the information regarding Proposals One, Two, Three, Four and Five contained in this proxy statement, each of which addresses conditions to the consummation of the Transactions. If the stockholders do not approve the election of Mr. Code as a director (see Proposal One), and each of Proposals Two, Three, Four and Five, the Transactions with IOWC will not be consummated. In such event, the M&L Agreement, the R&D Agreement and the Option Agreement will terminate. The Consulting Agreement expires on its terms on December 31, 2006. Pursuant to the R&A Agreement, Mr. Code must return the Code Stock to the Company upon termination of the R&D Agreement. Additionally, upon termination of the M&L Agreement, all rights granted by BioLargo to the Company (or its subsidiary BLTI) shall revert to BioLargo. Additionally, pursuant to the LOI, amounts advanced by the Company to BioLargo would be converted into stock of IOWC at $1.00 per share. The parties are currently negotiating the classification of sums expended by the Company pursuant to the Agreements, and whether such sums would constitute an "advance" pursuant to letter of the intent. As of September 30, 2006, the Company believes these sums are in excess of $750,000.  If the Transactions are not consummated, the Company will remain a public shell with no continuing business operations and the restoration of the parties to the conditions that existed prior to the commencement of the Transactions may be time consuming and costly and may involve disputes among the parties, including disputes as to the calculation of the equity interest in IOWC to be received by the Company.

Pro-Forma Capitalization and Significant Dilution to Existing Stockholders

Stockholders are cautioned that the certain matters presented to them at the 2006 Annual Meeting, if approved, will cause substantial and significant dilution to their stockholdings in the Company. These matters include principally Proposal Two. However, if Proposal Five is approved by the stockholders (increase in authorized capital stock), then the Company intends to (i) mandatorily convert certain convertible notes into shares of common stock, (ii) issue common stock to several individuals with respect to whom the Company has accrued and unpaid obligations for a variety of services and (iii) issue common stock in connection with a new employment agreement with Mr. Calvert.

The table below sets forth the Company’s capitalization as it is currently and what it would be if all matters presented to the stockholders at the 2006 Annual Meeting are approved. This table DOES NOT take into account the effect of a reverse split of the common stock as set forth in Proposal Four (which, if approved, would reduce the issuances by a minimum of 10-for-1):

Stockholder or Group	Capitalization Prior to 2006 Annual Meeting		Pro Forma Capitalization Assuming Approval of All Proposals(7)
	Shares	%	Shares	%
Existing Stockholders (1)	45,813,737	58.5%	46,161,844	5.0%
Kenneth Code and IOWC	15,515,913	19.8%	568,991,213(2)	61.0%
Officers (other than Mr. Calvert), Current and Former Non-employee Directors	12,256,979	15.6%	25,623,646(3)	2.7%
Dennis Calvert	4,782,107	6.1%	95,652,107(4)	10.3%
Convertible Noteholders (5)	---	---	158,892,545	17.0%
Deferred Payments to Consultants (6)	---	---	37,074,167	4.0%
TOTAL	78,368,736	100.0%	932,395,522	100.0%

(1)	Excludes shares held by Messrs. Calvert, Code, other Officers, IOWC, and Current and Former Non-employee Directors.

(2)	Includes 553,475,300 shares of common stock to be issued to IOWC in connection with the Transactions.

(3)
Includes an aggregate 13,366,667 shares of common stock to be issued to officers (other than Mr. Calvert), and former and current non-employee directors in connection with the conversion of an aggregate $166,667 of accrued and unpaid salary or director fees through December 31, 2006.

(4)
Includes (i) 33,779,600 shares of common stock to be issued to Mr. Calvert in connection with the conversion of $334,221 of accrued and unpaid salary through December 31, 2006; and (ii) 57,090,400 shares of common stock to be issued to Mr. Calvert in connection with the initial grant under a new employment agreement proposed to be entered into between the Company and Mr. Calvert.

(5)	Consists of an aggregate 158,892,545 shares of common stock to be issued to various holders of convertible notes with respect to which the Company has the right to cause mandatory conversion.

(6)
Consists of an aggregate of 37,074,167 shares of common stock to be issued to various consultants whom the Company either has the right to pay in shares or believes will accept payment in shares, for services previously rendered to the Company, in the accrued and unpaid aggregate amount of $607,160.

(7)
Although this table assumes the approval of all proposals, the total shares listed do not take into account the effect of the approval of Proposal Four, which authorizes the board to effect a reverse-split of the Company’s common stock by a minimum ratio of 10-for-1. If a 10-for-1 ratio reverse-split were approved by the Board, the total issued and outstanding stock would equal 93,239,553 shares.

In addition, the Company will need to raise additional funds in the form of equity, which will likely cause further dilution in the percentage ownership of its stockholders. There is no assurance that the Company will be able to raise additional capital on commercially reasonable terms or at all.

Risks Relating to the Transactions

In addition to the significant dilution that will occur to our existing stockholders and other risks that are set out in the 10-KSB, the Transactions involve other significant risks including technology risks. The technology that the Company is acquiring from IOWC is at an early stage of development. There is a risk that our technologies will not be commercially feasible or, even if our technologies are commercially feasible, they may not be commercially accepted. In addition, potential products will require extensive research, development and testing before they can be commercialized. These potential products, if any, also may involve lengthy regulatory reviews and require regulatory approval before they can be sold. There is no assurance, however, that any of our potential products will prove to be safe and effective, meet regulatory standards or continue to meet such standards if already approved. There is also a risk that we may not be able to produce any of our potential products in commercial quantities at acceptable costs, or market them successfully. Failure to achieve commercial feasibility, demonstrate safety, achieve clinical efficacy, obtain regulatory approval or, together with partners, successfully market products will negatively impact our revenues and results of operations. As a company in the development stage and with an unproven business strategy, IOWC’s limited history of operations makes evaluation of the BioLargo Technology as a business difficult.

IOWC has limited operating history, and since its incorporation in 2000 has been, and continues to be, involved in development of products using the BioLargo Technology, establishing manufacturing, and marketing of these products to consumers and industry partners. Once we complete the transactions with IOWC, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

The commercial viability of the BioLargo Technology is unproven and we may not be able to attract customers.

Only a limited number of customers have purchased products using the BioLargo Technology in the medical pad and bio-hazardous material transport packaging application to date and no consumer has purchased products using the BioLargo Technology in the wound dressings, food or other potential product applications identified by the Company. Accordingly, the commercial viability of products using the BioLargo Technology is not known at this time. If commercial opportunities are not realized from the sale of products using the BioLargo Technology, our ability to generate revenue would be adversely affected and our business model would have to be abandoned.

We expect to incur future losses and may not be able to achieve profitability.

Although we expect to generate revenue eventually from sales of products using the BioLargo Technology, we anticipate net losses and negative cash flow to continue for the foreseeable future until such time as our products are brought to market, and for a period of time thereafter. We intend to significantly expand our research and development efforts. Consequently, we will need to generate significant additional revenue or seek additional funding to fund our operations. This has put a proportionate corresponding demand on capital. Our ability to achieve profitability is entirely dependent upon our research and development efforts to deliver a viable product and the Company’s ability to successfully bring it to market. Although our management is optimistic that we will succeed with marketing products using the BioLargo Technology, we cannot be certain as to timing or whether we will generate sufficient revenue to be able to operate profitably. If we cannot achieve or sustain profitability, we may not be able to fund our expected cash needs or continue our operations.

If we are not able to devote adequate resources to product development and commercialization, we may not be able to develop our products.

Certain of the BioLargo Technology products are still under various stages of development. Because we have limited resources to devote to product development and commercialization, any delay in the development of one product or reallocation of resources to product development efforts that prove unsuccessful may delay or jeopardize the development of other product candidates. Although our management believes that, once the Transactions close, it can finance product development through private placements and other capital sources, if we do not develop new products and bring them to market, our ability to generate revenues will be adversely affected.

Some of the products using the BioLargo Technology will require regulatory approval.

The products in which the BioLargo Technology may be used and incorporated have both regulated and non-regulated applications. The regulatory approvals for certain applications may be difficult, impossible, time consuming and or expensive to obtain. While the management believes such approvals are available for the applications contemplated, until those approvals from the U.S. Food and Drug Administration or the U.S. Environmental Protection Agency or other regulatory bodies, if required, at the federal and state levels, as may be required are obtained, then the Company may not be able to generate commercial revenues. Certain specific regulated applications and its use therein require highly technical analysis, additional third party validation and will require regulatory approvals from organizations like the FDA.

If our products and services do not gain market acceptance, it is unlikely that we will become profitable.

The market for products that that are used to transport bio-hazardous material and serve as an absorbent pad or clean up device, and for food applications is evolving and we have many successful competitors. Multiple manufacturers, including Johnson & Johnson, Sealed Air, and Kendall Tyco, have historically used various technologies, including protective boxes, styrofoam boxes, gel packs, absorbent materials, bed pads, drapes, and clean up pads, to package for transport blood products, and to sanitize, deodorize, and clean up, as well as protect workers and patients in healthcare and other applicable environments. At this time, the BioLargo Technology is unproven in its commercial use, and the use of the BioLargo Technology by others is limited. The commercial success of products using the BioLargo Technology will depend upon the adoption of the BioLargo Technology by bio-hazardous material transporters, bio-hazardous material storage and testing companies, healthcare workers, hospitals, nursing homes, infectious disease experts and consumers as an approach to reduce the risk of disease transfer and disease containment and related bio-hazardous materials handling. Market acceptance may depend on many factors, including:

•	the willingness and ability of consumers and industry partners to adopt new technologies;

•
the willingness of governments to mandate reduction of the rates of incidence of disease transfer, reduction of risk of spills and leaks associated with bio-hazardous materials and as a general safety measure, as well as regulatory approvals (FDA) in certain applications where the technology may be used;

•
our ability to convince potential industry partners and consumers that the BioLargo Technology is an attractive alternative to other technologies for reduction of disease transfer and as a protective and safety device against bio-hazardous materials;

•	our ability to manufacture products and provide services in sufficient quantities with acceptable quality and at an acceptable cost; and

•	our ability to place and service sufficient quantities of our products.

If products using the BioLargo Technology do not achieve a significant level of market acceptance, demand for our products will not develop as expected and it is unlikely that we will become profitable.

Any revenues that we may earn in the future are unpredictable, and our operating results are likely to fluctuate from quarter to quarter.

We believe that our future operating results will fluctuate due to a variety of factors, including:

•	delays in product development;
•	market acceptance of our new products;
•	changes in the demand for, and pricing, of our products;
•	competition and pricing pressure from competitive products;
•	manufacturing delays; and
•	expenses related to, and the results of, proceedings relating to our intellectual property.

A large portion of our expenses, including expenses for our facilities, equipment and personnel, is relatively fixed and not subject to significant reduction. In addition, we expect our operating expenses will continue to increase significantly in the remainder of 2006 and into 2007, as we begin our research and development, production and marketing activities. Although we expect to generate revenues from sales of our products in the future, revenues may decline or not grow as anticipated and our operating results could be substantially harmed for a particular fiscal period. Moreover, our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that case, our stock price most likely would decline.

We may face costly intellectual property disputes.

Our ability to compete effectively will depend in part on our ability to develop and maintain proprietary aspects of our technology and either to operate without infringing the proprietary rights of others or to obtain rights to technology owned by third parties. Pending patent applications relating to the BioLargo Technology may not result in the issuance of any patents or any issued patents that will offer protection against competitors with similar technology. Patents we receive may be challenged, invalidated or circumvented in the future or the rights created by those patents may not provide a competitive advantage. We also rely on trade secrets, technical know-how and continuing invention to develop and maintain our competitive position. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

There are potential claims from prior business affiliates of IOWC.

Given the history of the development of the BioLargo Technology, and the Code’s assignment of the two patents registered with the United States Patent and Trademark Office to a third party company pursuant to an agreement that Code believes was breached and terminated, there could be claims or rights of ownership to the BioLargo Technology asserted by third parties. In the event of a legal dispute, a lengthy and costly legal defense would be required to defend against any such claims, and notwithstanding the Company’s position in these potential disputes, the Company cannot predict the outcome of such litigation. Loss of our ownership of the BioLargo Technology would have a serious adverse affect on our business and plan of operations. Any financial settlement of claims, including royalties we might have to pay to third parties, could have a serious adverse affect on our results of operations in future periods.

IOWC Financial Information

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
IOWC Technologies Inc.

I have audited the balance sheets of IOWC Technologies Inc. (the "Company") as of December 31, 2005 and 2004 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards of the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IOWC Technologies Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has limited liquid resources, recurring losses, and is seeking to implement its business plan, which requires the Company to be acquired or develop a business. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ JEFFREY S. GILBERT
Los Angeles, California
October 19, 2006

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
BALANCESHEET
As of September 30, 2006 (unaudited),
and as of December 31, 2005 and 2004

ASSETS
	September 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Cash	$40,558	$-	$5,397
Total Current Assets	40,558	-	5,397

TOTAL ASSETS	40,558	-	5,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	-	-	-
Total Current Liabilities	-	-	-

STOCKHOLDERS’ EQUITY

Common Stock, No Par Value, 120 shares issued and outstanding	1	1	1
Additional Paid in Capital	715,814	566,430	410,510
Accumulated Deficit	(675,257)	(566,431)	(405,114)
Total Stockholders’ Equity	40,558	-	5,397

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$40,558	$-	$5,397

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
STATEMENT OF OPERATIONS
For the Years Ended December 31, 2005 and 2004
For the Nine Months Ended September 30, 2006 and 2005 (unaudited)

	September 30, 2006	September 30, 2005	December 31, 2005	December 31, 2004
Revenue	(Unaudited)	(Unaudited)
License Revenue	$-	$-	$-	$-

Costs and Expenses
Selling, General and Administrative	(108,826)	(76,184)	(161,317)	(193,575)

Loss from operations	(108,826)	(76,184)	(161,317)	(193,575)

Loss Before Income Taxes	(108,826)	(76,184)	(161,317)	(193,575)

Provision for Income Taxes	-	-	-	-

Net Loss	$(108,826)	$(76,184)	$(161,317)	$(193,575)

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004
For the Nine Months Ended September 30, 2006, and 2005 (unaudited)

	September 30, 2006	September 30, 2005	December 31, 2005	December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES	(Unaudited)	(Unaudited)
Net Income (Loss)	$(108,826)	$(76,184)	$(161,317)	$(193,575)
Adjustments to Reconcile Net Income:
Depreciation
Net Cash Used In Operating Activities	(108,826)	(76,184)	(161,317)	(193,575)

CASH FLOWS FROM INVESTING ACTIVITIES
No cash used in of from investing activities	-	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions	149,384	70,787	155,920	198,972

Net Cash Provided by (Used in) Continuing Operations	40,558	(5,397)	(5,397)	-

CASH AND CASH EQUIVALENTS - BEGINNING	-	5,397	5,397	-

CASH AND CASH EQUIVALENTS - ENDING	$40,558	$-	$-	$5,397

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIENCY
For the Year Ended December 31, 2005
For the Nine Months Ended September 30, 2006 (unaudited)

	Number of	No Par	Additional Paid	Accumulated
	Shares	Value	In Capital	Deficit

BALANCE AT December 31, 2003	120	$1	$211,538	$(211,539)

Contributions			198,972	-
Net Loss for the year ended December 31, 2004				(193,575)
BALANCE AT December 31, 2004	120	1	410,510	(405,114)

Contributions			155,920	-
Net Loss for the year ended December 31, 2005				(161,317)
BALANCE AT December 31, 2004	120	1	566,430	(566,431)

Contributions			149,384	-
Net Loss for the nine months ended September 30, 2006 (unaudited)				(108,826)
BALANCE AT September 30, 2006 (unaudited)	120	$1	$715,814	$675,257

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Note 1. Organization and Business

Organization

IOWC Technologies Inc., (the “Company”), was formed December 2000 in Edmonton, Alberta, under the Business Corporations Act of Canada. Kenneth R. Code (“Code”) is its sole owner and sole Director. See also Note 4.

Business

Code is listed as the inventor of two patents on file with the United States Patent and Trademark office: (i) number 6,146,725, entitled “Absorbent Composition”; and (ii) number 6,328,929, entitled “Method of Delivering Disinfectant in an Absorbent Substrate”. These patented technologies incorporate anti-infective agents into fabric-type absorbent webs to make products that neutralize bio-hazardous materials, are biodegradable, and may be disposed of in the normal waste stream, for use in products designed for distribution in the food, medical and biohazardous material transportation industries. As of December 31, 2005, Code had transferred all of his right, title and interest in the two patents to the Company.

The Company’s sole business objective is to develop relationships to license this technology for third party use.

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. The Company had a net loss of $108,826 and $76,184 for the nine-month periods ended September 30, 2006 and 2005, respectively. The Company had a net loss of $193,575 and $161,317 for the twelve months ended December 31, 2004 and 2005, respectively.

As of September 2006, the Company has limited liquidity and capital resources. These factors raise substantial doubt about its ability to continue as a going concern. Ultimately, the Company’s ability to continue as a going concern is dependent upon its ability to attract new sources of capital, establish relationships to enter into marketing and license agreements, and achieve a reasonable threshold of operating efficiencies and achieve profitable operations.

Note 2. Summary of Significant Accounting Policies

a)  Principles of Consolidation.

There are no subsidiaries.

b)  Property and Equipment.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Maintenance and repairs are charged to expense as incurred. There were no capital expenditures.

c)  Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for stock-based transactions, uncollectible accounts receivable, asset depreciation and amortization, and taxes, among others.

d) Revenue Recognition.

The Company generated $ -0- revenue in 2004 and 2005. The Company generated $ -0- revenue for the nine months ended September 30, 2006.

e)  Common Stock.

All common stock of the Company is owned by Code, also its sole Director and President.

Note 3. Pending Sale of Assets

On July 25, 2005, the Company executed a letter of intent (“LOI”) with NuWay Medical Inc. (“NuWay”), pursuant to which NuWay will acquire certain of the Company’s assets (the “Purchased Assets”), consisting of certain intellectual property, including two United States patents (collectively, the “BioLargo Technology”). The BioLargo Technology relates to a process whereby disinfecting chemistry is incorporated into absorbent materials, liquids, powders, tablets or other delivery methods, that can be then incorporated into products in multiple industries. For the purposes of these Notes, the term “BioLargo Products” means any product designed, manufactured, conceived or contemplated, either at the present time, or in the future, based on the BioLargo Technology or any derivation thereof.

As the parties worked toward preparing the documentation called for by LOI and as the NuWay began to prepare the proxy materials needed for its stockholders meeting (required to approve the issuance of stock to the Company), it became increasingly clear to the parties that the length of time and the costs involved in preparing documentation for a stockholders meeting would likely jeopardize the chances that the transactions contemplated by the LOI could be completed in a manner benefiting both parties. Accordingly, in late 2005 the parties began to explore alternative strategies that would enable them to begin to realize the benefits of the transactions contemplated by the LOI while at the same time allow NuWay to call a meeting of its stockholders for the purpose of approving the issuance of its shares.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

In furtherance of the proposed transactions with NuWay, on December 31, 2005, the Company and Code executed a Marketing and Licensing Agreement (“M&L Agreement”) with NuWay (through NuWay’s subsidiary BioLargo Life Technologies, Inc., “BLTI”). Pursuant to the M&L Agreement BLTI acquired certain rights (“Rights”) from the Company and Code to develop, market, sell and distribute products that were developed, and are in development, relating to the BioLargo Technology and BioLargo Products.

Pursuant to the terms of the M&L Agreement, the Company granted to BLTI a license, with respect to the BioLargo Technology and the BioLargo Products, to further develop the technology, to further develop existing and new products based on that technology, and to produce, market, sell and distribute any such products, through its own means, or by contract or assignment to third parties or otherwise, including without limitation:

•
Technology Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Technology, to conduct research and development activities based on the BioLargo Technology, and to contract with third parties for such research and development activities; and any improvements on the BioLargo Technology, or any new technology resulting from such efforts of BLTI, shall be owned solely by BLTI.

•
Product Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Products, to conduct research and development activities to create new products for market, and to contract with third parties for such research and development activities. Any new products created by BLTI resulting from these efforts shall be owned solely by BLTI.

•	Marketing Rights. Exclusive right to market, advertise, and promote the BioLargo Technology and the BioLargo Products in any market and in any manner it deems commercially reasonable.

•	Manufacturing Rights. A transferable, worldwide exclusive right to manufacture, or have manufactured, BioLargo Products.

•	Selling Rights. A transferable, worldwide exclusive right to sell BioLargo Technologies and BioLargo Products.

•	Distribution Rights. A transferable, worldwide exclusive right to inventory and distribute BioLargo Products.

•	Licensing Rights. A transferable, worldwide exclusive right to license BioLargo Technologies and BioLargo Products to third parties.

Pursuant to the terms of the M&L Agreement, the Company also assigned to BLTI its rights and obligations with respect to the following Agreements (collectively, the “Assigned Agreements”):

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

•	Agreement dated October 15, 2004 by and between Kenneth R. Code, the Company, BioLargo Technologies, Inc., or IOWC’s assigns and Craig Sundheimer and Lloyd M. Jarvis.

•	Agreement dated January 15, 2005 by and between Kenneth R. Code and the Company and Food Technologies, Inc.

•	Letter of Intent dated November 2004 by and between Kenneth R. Code and the Company and GTS Research, Inc.

Pursuant to the terms of the M&L Agreement, the Company transferred its right to receive any and all royalties, payments, license fees, and other consideration generated by the Assigned Agreements as of January 1, 2006. As part of the assignment, the Company agreed to transfer its 20% interest in BioLargo, LLC to BLTI. In October 2006, NuWay terminated the license agreement with BioLargo, LLC, for cause. Subsequently, the Company and NuWay agreed that the 20% interest in BioLargo, LLC would not be transferred by -the Company to BLTI but BLTI would have the option to acquired such 20% interest for nominal consideration for seven years.

Research and Development Agreement

On August 11, 2006, the Company and Code entered into a Research and Development Agreement, which agreement was amended on August 14, 2006 (collectively, the “R&D Agreement”), with NuWay and BLTI. Pursuant to the R&D Agreement, the Company and Code will provide its research and development services and expertise in the field of disposable absorbent products to NuWay and BLTI.

The R&D Agreement provides that the NuWay and BLTI will own, and NuWay and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, the Company and Code have agreed that during the term of the R&D Agreement and for one year after termination they will not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement terminates on December 31, 2006, unless terminated earlier as provided therein. During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of the Company’s services (which facilities have not been established as of September 30, 2006), the Company shall be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

As further consideration to Code to enter into the R&D Agreement, on August 14, 2006 NuWay issued to Code 15,515,913 shares of its Common Stock (the “Code Stock”), or approximately 19.9% of its issued and outstanding common stock immediately following the issuance of the Code Stock.

The M&L Agreement also provides that the parties will enter into certain additional agreements in furtherance of the LOI, including (i) an asset purchase agreement (“Asset Purchase Agreement”) whereby the Company will acquire the two U.S. patents held by the Company and certain other assets of the Company; and (ii) an employment agreement with Mr. Code (the “Code Employment Agreement”).

NuWay is requesting its stockholders to approve the above described transactions and the issuance and sale of 553,475,300 shares of its common stock to the Company.

Note 4. Related Party Transactions

Sale of Technology

In September 2000, Code agreed to sell all right, title and interest to the Technology to a third party company. This agreement included several conditions of performance and in 2001 Code gave written notification claiming that the purchaser had breached the purchase agreement, based on its failure to provide an operating line of credit required by the asset purchase agreement and agreements governing the entity. Code formally repudiated the contract. This notification was not acknowledged and no further communication has been made between companies.

The Company believes that its ownership in this technology and related patents are unencumbered.

Unreimbursed Business Expenses

In 2004 and 2005, and continuing into 2006, Code paid operating expenses on the Company’s behalf. These contributions totaled $198,972 and $155,920 for 2004 and 2005, respectively. For the nine months ended September 30, 2006 the expenses totaled $149,384. All contributions were recorded as additional paid in capital.

Note 5. Commitments and Contingencies

The Company is not presently a party to any litigation.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Note 6. Subsequent Events.

In October 2004, the Company entered into an agreement to license the technology to a third party company (“BioLargo LLC”) with no prior relation to the Company. (This agreement was assigned to BLTI; see Note 3.) As partial consideration, the Company received a 20% ownership interest in BioLargo LLC. Pursuant to this agreement BioLargo LLC was granted exclusive rights to market and develop the technology for specific markets, and nonexclusive rights to market the technology in other markets. BioLargo LLC failed to meet sales performance requirements and failed to make required advance royalty payments, and is therefore in breach of the agreement. Per the terms of the Agreement, the breach has terminated the exclusivity provisions, and gives the Company the right to terminate all of BioLargo LLC’s rights in the agreement. The Company assigned its rights in this agreement to NuWay in the M&L Agreement, and NuWay exercised its right to terminate this agreement in October 2006.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the issuance of shares of common stock described above in Proposal Two.

PROPOSAL THREE

PROPOSAL TO CHANGE THE COMPANY’S NAME

General

  In connection with the proposed acquisition, our Board approved, subject to stockholder approval, an amendment to the Company’s certificate of incorporation to change its name from NuWay Medical, Inc. to “BLTI Holdings, Inc.” The text of the proposed amendment is set forth below. A form of the Certificate of Amendment to the Certificate of Incorporation is attached as Appendix A.

Description of Amendment; Reasons for the Amendment

  In connection with the transactions contemplated with IOWC, the Board has determined that it is in the best interests of the Company to change its name so that its name reflects the new business that is acquitting. In addition, it is an obligation of the Company to change its name in connection with the IOWC transactions.

The text of the proposed amendment follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing Article I thereof such that, as amended, said Article shall be and read as follows:

“The name of the corporation (which is hereinafter referred to as the “Corporation”) is “BLTI Holdings, Inc.”

Right to Abandon Name Change

Should the Transactions with IOWC not be consummated for any reason, including its abandonment by the Board or management of the Company, Proposal Three will not be implemented, even if it is approved by the stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR the proposed name change.

PROPOSAL FOUR

PROPOSAL TO AUTHORIZE OUR BOARD
OF DIRECTORS TO EFFECTUATE
A REVERSE STOCK SPLIT
IN AN AMOUNT TO BE DETERMINED BY
THE BOARD BETWEEN 1-for-10 AND 1-FOR-100

General

As of October 16, 2006, 78,368,736 shares of our common stock were outstanding and the per share closing price of our common stock on that date was $0.016. In order to reduce the number of shares of common stock outstanding, the Board has unanimously adopted a resolution seeking stockholder approval to grant the Board authority to amend and restate our Certificate of Incorporation to effect a reverse stock split of our common stock in an amount to be determined by the Board, but between a 1-for-10 and a 1-for-100 reverse split. Approval of this reverse stock split proposal would give the Board authority to implement the reverse stock split at any time it determined prior to March 31, 2007. In addition, approval of this reverse stock split proposal would also give the Board authority to decline to implement a reverse stock split prior to such date or at all.

If our stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, we will file and amendment to the Certificate of Incorporation (“Amendment”) with the Secretary of State of the State of Delaware through which a to-be-determined number of shares of common stock issued and outstanding will be converted into one fully paid and non-assessable share of common stock, with any fractional shares that result from such reverse stock split to be rounded up to the nearest whole share of common stock. The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of our common stock or preferred stock, which is why we are making a separate proposal to increase the number of authorized shares of our common stock and preferred stock. See PROPOSAL FIVE.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding after the reverse stock split as such stockholder did immediately prior to the split.

Purpose

Over the past few years, the market price of our common stock has declined. In order to reduce the number of shares of our common stock outstanding and thereby attempt to proportionally raise the per share price of our common stock, the Board determined that a reverse stock split was desirable in order to: (i) encourage greater investor interest in our common stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in lower priced stocks; and (ii) reduce trading fees and commissions incurred by stockholders, since these costs are based to a significant extent on the number of shares traded.

The Board believes that the reverse stock split may help encourage greater interest in our common stock. The Board believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Various brokerage house policies and practices also tend to discourage individual brokers from dealing in low-priced stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of our common stock and increase the trading price of our common stock. The Board believes that raising the trading price of our common stock will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing stockholders. Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. For this reason, individual and institutional investors may be unwilling to purchase our common stock at its current market price.

If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in the best interests of the Company at that time. This determination will be made by the Board to create the greatest marketability of our common stock based on prevailing market conditions at that time. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board does not implement a reverse stock split prior to March 31, 2007, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company or our stockholders.

Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per new share of our common stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of our common stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on the closing market price of our common stock on October 16, 2006 of $0.016 per share, if the Board decided to implement a 1-for-25 reverse stock split, there can be no assurance that the post-split market price of our common stock would be $0.40 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

A decline in the market price for our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following a reverse stock split. The market price of our common stock will also be based on our and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is affected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects Of The Reverse Stock Split

Corporate Matters

If approved and effectuated, the reverse stock split would have the following effects:

•	A to-be-determined number of Old Shares owned by a stockholder would be exchanged for one New Share;

•	The number of shares of our common stock issued and outstanding will be proportionately reduced;

•
A proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share of our common stock. If approved and affected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares

Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding. As of October 16, 2006, we had 100,000,000 shares of common stock and 25,000,000 shares of preferred stock authorized. Of this amount, there were 78,368,736 shares of common stock and no shares of preferred stock issued and outstanding on such date. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Procedure For Effecting Reverse Stock Split And Exchange Of Stock Certificates

If the stockholders approve the proposal to authorize the Board to implement the reverse stock split and the Board decides to implement the reverse stock split on or prior to March 31, 2007, we will file the Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amendment, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amendments to affect the reverse stock split, if implemented by the Board, would be in substantially the form attached as Appendix A to this proxy statements. In addition, the text of the form of Amendment attached to this proxy statement is subject to modification to include such changes as may be required by the Office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time determined by the Board.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been affected. We expect that our transfer agent, American Stock Transfer & Trust Company (“AST”), will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders may, but are not required to, exchange their certificates evidencing the Old Shares for certificates evidencing the New Shares. Current stock certificates shall remain valid but are deemed to represent New Shares at the appropriate reverse split proportion. In the event that Stockholders wish to submit their certificates to AST for exchange, they will not be responsible for any transfer fees. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares, subject to normal transfer agent fees. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences Of The Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Condition to Closing of the Transactions

The approval of the reverse stock split one of several conditions to the closing of the Transactions with IOWC. Accordingly, if the stockholders do not approve the reverse stock split, the Transactions with IOWC will not be consummated. However, subject to stockholder approval, the Board intends to complete the reverse split even it the Transactions are not consummated, because the Board believes that this will create a more manageable capital structure for the Company and its future financing needs.

Recommendation of the Board

The Board unanimously recommends a vote FOR the proposed authorization of our Board to affect a reverse split of the Company’s Common Stock in an amount to be determined by the Board between 1-for-10 and 1-for-100.

PROPOSAL FIVE

PROPOSAL TO INCREASE OUR
AUTHORIZED CAPITAL FROM 100,000,000 TO 200,000,000 SHARES
OF COMMON STOCK AND FROM 25,000,000 TO 50,000,000 SHARES
OF PREFERRED STOCK

General

The Board has approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000, and the authorized number of shares of preferred stock from 25,000,000 to 50,000,000, after giving effect to the reverse stock split that the stockholders are being asked to approve, and directed that this amendment be considered by the stockholders at the 2006 Annual Meeting. A form of the Certificate of Amendment to the Certificate of Incorporation is attached as Appendix A. The certificate of incorporation currently authorizes the Company to issue 100,000,000 shares of common stock, $0.00067 par value per share. It also authorizes the Company to issue 25,000,000 shares of preferred stock, but the proposed amendment would not affect this authorization. As of October 16, 2006, there were 78,368,736 shares of common stock and no shares of preferred stock issued and outstanding. Taking into account the shares issuable in connection with the IOWC acquisition, the conversion of the outstanding promissory notes and exercise of outstanding options and warrants, and the conversion of promissory notes into common stock and exercise of warrants in connection with the Company’s current private placement offering, the Company does not have enough shares available to meet all of its share issuance obligations. The number of authorized shares will not be reduced by any reverse stock split discussed in Proposal Four above.

Reasons for and Effects of the Proposal

The Board believes that it is desirable to increase the number of authorized shares of common stock in order to (i) meet its current share issuance obligations and (ii) ensure that there is a sufficient number available to provide the Company with adequate flexibility to issue common stock for proper corporate purposes that may be identified in the future.

Existing Share Issuance Obligations

The Company is obligated to issue additional shares of its commons stock (as calculated prior to giving effect to any reverse stock split described in Proposal Four above), among other transactions, as follows:

•	158,892,545 shares of common stock issuable upon conversion of outstanding promissory notes and debentures to investors;

•	58,571,714 shares of common stock issuable upon exercise of warrants issued to the holders of the Company’s outstanding notes and debentures;

•	33,779,600 shares of common stock issuable upon conversion of the Company’s indebtedness to the Company’s CEO, Dennis Calvert, for accrued but unpaid compensation in the amount of $334,221;

•	13,366,667 shares of common stock issuable to officers (other than Mr. Calvert) and former and current non-employee directors for accrued and unpaid salary or director fees, payable in stock;

•	37,074,167 shares of common stock issuable to various consultants for accrued and unpaid compensation for services rendered to the Company; and

•	553,475,300 shares of common stock issuable to IOWC as part of the Transactions, assuming such issuance is approved by the stockholders at the 2006 Annual Meeting.

As a result of the foregoing obligations alone, without the increase in authorized stock, the Company would not have a sufficient number of shares of stock, depending upon whether or not the authorization for a reverse split of the Company’s common stock (Proposal Four) is approved and the ratio of such an approved reverse split adopted by the Board.

In addition, the Company is currently contemplating conducting a private offering of convertible promissory notes which, if fully subscribed to, would require the Company to issue 36,363,636 shares of its common stock and warrants to purchase 36,363,636 shares of common stock upon the conversion of the notes and exercise of the warrants. While there can be assurance that the Company will be able to complete the private offering because of the many risks involved in such an offering and risks related to the Company’s business, the Company believes that having enough shares authorized to meet its share issuance obligations will likely be looked upon favorably by investors.

Future Issuances

The additional shares could be used, among other things, for stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital and for stock-based employee benefit plans. There are currently no commitments or agreements for the issuance of additional shares of common stock, other than with respect to shares issuable in the acquisition, conversion of the notes and its equity incentive plans.

If the proposed amendment is adopted, the newly authorized shares would be unreserved (other than the shares to be issued in connection with the acquisition, propose private placement of notes and warrants, conversion of the notes and equity incentive plans) and available for issuance by the Company without further stockholder action, except as provided by Delaware law or the rules of any stock exchange or automated quotation system on which the Company’s common stock may then be listed or quoted. All of the additional shares resulting from the proposed increase in the Company’s authorized common stock would be of the same class if and when they are issued, and holders would have the same rights and privileges as holders of shares of common stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

The holders of Company common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any additional shares in connection with a new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company’s common stock. Accordingly, if the Board of the Company elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power, and equity ownership of current stockholders. In addition, the holders of the Company common stock are not entitled to cumulative voting.

The proposed increase in the authorized number of shares of common stock could have an anti-takeover effect. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the Company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for the Board to delay or impede a merger, tender offer, or proxy contest that it determines is not in the best interests of the Company and its stockholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the proposed amendment may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and may also have the effect of permitting the Company’s current management, including the current Board, to retain its position and resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.

Condition to Closing of the Transactions

The approval of the increase in the authorized capital of the Company is one of several conditions to the closing of the Transactions with IOWC. Accordingly, if the stockholders do not approve the increase in the authorized capital stock and that condition is not waived by IOWC, the Transactions with IOWC will not be consummated. However, subject to stockholder approval, the Board intends to complete the reverse split even it the Transactions with IOWC are not consummated, because the Board believes that this will create a more manageable capital structure for the Company and its future financing needs.

Dilutive Effect of Increase in Authorized Capital Stock

By itself, an increase in the Company’s authorized capital stock will not have any dilutive effect on the Company’s stockholders. However, if Proposal Five is approved by the stockholders, the Company intends to (i) mandatorily convert certain convertible notes into shares of common stock, (ii) issue common stock to several individuals with respect to whom the Company has accrued and unpaid obligations for a variety of services and (iii) issue common stock in connection with a new employment agreement with Mr. Calvert. In addition, if Proposal Two is approved by the stockholders, the Company will issue the IOWC Stock at the closing of the Transactions with IOWC. Therefore, an indirect result of the approval of Proposal Five will be significant dilution of the percentage of the Company owned by the existing stockholders. For more information about this dilutive effect, including a table showing current and pro forma capitalization of the Company, please see PROPOSAL TWO - Pro-Forma Capitalization and Significant Dilution to Existing Stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR the proposed increase in the authorized capital stock of the Company.

PROPOSAL SIX

PROPOSAL TO ADOPT THE 2006 EQUITY INCENTIVE PLAN

On November 1, 2006, the Board adopted the NuWay Medical, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). At the 2006 Annual Meeting our stockholders are being asked to approve the 2006 Plan. The following is only a summary of the 2006 Plan and is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached as Appendix B to this proxy statement.

Purpose

The Board believes that the Company’s ability to award incentive compensation based on equity in the Company is critical to its ability to attract, motivate and retain key personnel. Approval of this proposal would provide 150,000,000 shares (on a pre-reverse split basis) to be used for grants under the 2006 Plan.

If the Transactions with IOWC are completed, we will need to attract, motivate and retain personnel so that we can implement our new line of business. The creativity and entrepreneurial drive of such employees and other personnel who provide services to the Company will be critical to our success. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will align their interests with those of our stockholders. Our employees, consultants and directors will understand that their stake in the Company will have value only if, working together, we create value for our stockholders. Awards under the 2006 Plan will generally vest over a period of time giving the recipient an additional incentive to provide services over a number of years and build on past performance.

Number of Shares

The 2006 Plan freezes the number of shares available for awards under the 2004 Equity Plan (collectively, the “Frozen Plan”) as of the date of the 2006 Annual Meeting. As a result, effective on the date of the 2006 Annual Meeting, no new awards will be made under the Frozen Plan if the 2006 Plan is approved.

Under the 2006 Plan, 150,000,000 shares of our common stock are reserved for issuance under awards. Any shares that are represented by awards under the 2006 Plan that are forfeited, expire, or are canceled or settled in cash without delivery of shares, or that are forfeited back to us or reacquired by us after delivery for any reason, or that are tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the 2006 Plan, will again be available for awards under the 2006 Plan. Only shares actually issued under the 2006 Plan will reduce the share reserve. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2006 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the 2006 Plan.

The 2006 Plan imposes the following additional maximum limitations, which limitations will be adjusted to take into account stock splits, reverse stock splits and other similar occurrences following the date the 2006 Plan is approved by the stockholders:

• The maximum number of shares that may be issued in connection with incentive stock options granted to any one person in any calendar year intended to qualify under Internal Revenue Code Section 422 is 10,000,000 shares.

• The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 5,000,000 shares, except that this limit is 10,000,000 shares if the grant is made in the year of the recipient’s initial employment.

• The maximum number of shares that may be subject to restricted stock or restricted stock units granted to any one person in any calendar year is 5,000,000 shares.

The maximum number shares that may be subject to awards granted to any one Participant in any calendar year of (i) performance shares, and/or performance units (the value of which is based on the Fair Market Value of a Shares), is 5,000,000 Shares; and (ii) of performance units (the value of which is not based on the Fair Market Value of a Share) that could result a payment of more than $500,000.

The Compensation Committee, in its discretion, may grant awards that exceed the above limits (other than the limits on incentive stock options) if the Committee determines that such awards will not be considered “qualified performance-based compensation” within the meaning of Internal Revenue Code Section 162(m), but only if and to the extent that such discretion does not disqualify performance-based awards from qualifying as such under Internal Revenue Code Section 162(m). For 2006, the individual limits described above will be reduced by the number of shares subject to awards made during 2006 under the Frozen Plan. The number of shares reserved for issuance under the 2006 Plan, and the limits on the number of awards that may be granted to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations including the reverse stock split set forth as Proposal Four.

Administration

The 2006 Plan will be administered by the Compensation Committee. The Compensation Committee will have full power to administer the 2006 Plan and the decisions of the Compensation Committee will be final and binding upon all the participants.

The Board may delegate the Compensation Committee’s administrative authority to another committee, or the Compensation Committee may delegate some of its authority to the Chief Executive Officer of the Company. Any such delegation may be made only to the extent the law allows. In no event may such delegation be made with respect to awards granted to individuals who are subject to Section 16 of the Exchange Act unless the delegation is made to a committee composed entirely of non-employee directors.

Eligibility

The selection of the participants in the 2006 Plan will generally be determined by the Compensation Committee. Employees and those about to become employees, including those who are officers or directors of the Company or its subsidiaries and affiliates, are eligible to be selected to receive awards under the 2006 Plan. In addition, non-employee service providers, including non-employee directors, and employees of unaffiliated entities that provide bona fide services to the Company as an independent contractor are eligible to be selected to receive awards under the 2006 Plan. Non-employee directors of the Board are eligible for and shall receive automatic grants of options (as described in more detail below) without approval by the Compensation Committee.

As of November 3, 2006, one named executive officer, three non-employee directors and approximately one other employee are eligible to be selected by the Compensation Committee to receive grants under the 2006 Plan.

Types of Awards

The 2006 Plan allows for the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock units in any combination, separately or in tandem. Subject to the terms of the 2006 Plan, the Compensation Committee will determine the terms and conditions of awards (other than the automatic option grants to non-employee directors), including the times when awards vest or become payable and the effect of certain events such as termination of employment.

Stock Options. The Compensation Committee may grant either incentive stock options qualified with respect to Internal Revenue Code Section 422 or options not qualified under any section of the Internal Revenue Code (“non-qualified options”). All stock options granted under the 2006 Plan must have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. As of November 1, 2006, the fair market value of a share of our common stock, determined by the closing price per share on that date as quoted on the Pink Sheets, was $0.02. No stock option granted under the 2006 Plan may have a term longer than ten years, except that under the 2006 Plan the term may be extended for six months beyond the date of death in the event that an option recipient dies prior to the option’s termination date. The exercise price of stock options may be paid in cash, or, if the Compensation Committee permits, by tendering shares of common stock, or by any other means the Compensation Committee approves. Our stock options may contain a replenishment provision under which we issue a new option to an option holder (called a “replenishment option”), in order to maintain his or her equity stake in the company, if the option holder surrenders previously-owned shares to us in payment of the exercise price of an outstanding stock option. The automatic replenishment option grant generally covers only the number of shares surrendered, and expires at the same time as the option that was exercised would have expired.

Under the 2006 Plan, either (i) the Board is responsible for determining the number of shares that each non-employee director will be granted annually or (ii) each non-employee director will receive an automatic initial grant of an option for 250,000 shares on the date he or she first joins the Board (or a pro-rated number if he or she joins the Board at a time other than at the annual stockholders’ meeting), and an annual grant of an option for an additional 250,000 shares in each subsequent year on the date of the regular annual stockholders’ meeting, beginning with the 2006 Annual Meeting. In addition, the Compensation Committee may grant options for an additional number of shares to non-employee directors. The automatic options granted to non-employee directors are exercisable in full on the first anniversary of the date of grant, or earlier in the event of death, disability, retirement or a change of control of the Company. If the director resigns for other than death, disability, or retirement prior to the first anniversary of the grant date, a pro rata portion of the option will become vested on the date of such resignation. Automatic non-employee director option grants expire on the tenth anniversary of the grant date or if earlier, on the 90th day after the director terminates service for any reason.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights which provide the recipient the right to receive a payment (in cash, shares or a combination of both) equal to the difference between the fair market value of a specific number of shares on the grant date and the fair market value of such shares on the date of exercise. Stock appreciation rights must expire no later than ten years after their grant date, except that under the 2006 Plan the term may be extended for six months beyond the date of death in the event that a recipient dies prior to the termination date of the SARs.

Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee may grant shares of restricted common stock with or without payment of consideration by the recipient, or may grant restricted stock units. The Compensation Committee will determine whether restricted stock units will be paid in cash, our common stock or a combination thereof. All or part of any restricted stock or restricted stock unit award may be subject to conditions and restrictions, which the Compensation Committee will specify. There will be a restriction period of at least three years’ duration on stock and unit awards, unless the vesting of such awards is contingent on the attainment of performance goals, in which case the restriction period must be at least one year. The Compensation Committee may specify that the restriction period will lapse in the event of the recipient’s termination of employment as a result of death, disability or retirement. In addition, the Compensation Committee may provide for a shorter restriction period if it determines in its sole discretion that an award of restricted stock or restricted stock units is made in lieu of cash compensation (including without limitation cash bonus compensation).

Change of Control

The Compensation Committee may determine, in its discretion, whether an award issued under the 2006 Plan will become vested or payable, either in whole or in part, upon a change of control of the Company (as defined in the 2006 Plan). In addition, each holder of an option or stock appreciation right, and each holder of shares received under a restricted stock award, restricted stock unit award, performance award or dividend equivalent award, if any, that vested or became payable as a result of the change of control, may have the right for a period of 30 days following the change of control to surrender the award or shares for a cash payment equal to:

•
in the case of an option or stock appreciation right, the difference between the higher of the fair market value of a share of our common stock on the date of surrender or the date of the change of control, and the grant or exercise price of the award; and

•	in the case of shares, the higher of the fair market value of a share of our common stock on the date of surrender or the date of the change of control.

The Compensation Committee may also cancel any options or stock appreciation rights that are not exercised or surrendered during the 30-day period described above.

The provisions of the 2006 Plan governing the ability of participants to surrender awards upon a change of control for a cash payment will also apply to awards made under the Frozen Plan. Accordingly, upon approval of the 2006 Plan, the Frozen Plan will be deemed amended to incorporate these change of control provisions.

Transferability of Awards

Awards granted under the 2006 Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Committee otherwise approves a transfer.

Foreign Participation

The Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom regarding awards granted to participants employed in foreign countries. In addition, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2006 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Compensation Committee approves for purposes of using the 2006 Plan in a foreign country will not affect the terms of the 2006 Plan for use in any other country.

Awards

All awards which may be granted under the 2006 Plan are discretionary, and no awards have been granted to date under the 2006 Plan. The Compensation Committee has not considered specific awards to be made under the 2006 Plan; therefore, the number of shares that will be covered by any awards or the individuals to whom awards will be made cannot be determined at this time.

Amendments

The Board or Compensation Committee may alter, amend, suspend or discontinue the 2006 Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or listing requirements, or if such action increases the number of shares that may be issued under the 2006 Plan or the annual award limits, or eliminates the prohibition on stock option repricing. The Compensation Committee may alter or amend awards under the 2006 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of our stock, such as a stock split. The Company has never repriced options in the past.

Term of Plan

If our stockholders approve Proposal Six, the 2006 Plan will become effective as of December 20, 2006, and will remain in effect until December 20, 2016, unless it is terminated earlier by the Board or the Compensation Committee. As mentioned previously, no new awards will be made under the Frozen Plan if our stockholders approve the 2006 Plan, although the Frozen Plan will continue in effect for purposes of administering awards outstanding under such plan.

2006 Plan Benefits

Because the value of benefits under the 2006 Plan will depend on the Compensation Committee’s actions and because the value of option and other stock awards will depend on the fair market value of common stock at various future dates, it is not possible to determine all benefits that will be received by employees, officers, and directors if the 2006 Plan is approved by the stockholders.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2006 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2006 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Non-Qualified Stock Options. Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations. The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the 2006 Plan which are based on performance goals, including stock options and stock appreciation rights granted at fair market value, to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to adopt the 2006 Plan.

PROPOSAL SEVEN

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed the Jeffrey S. Gilbert to act as our independent auditor for the fiscal year ending December 31, 2006, and such appointment is being submitted to our stockholders for ratification at the 2006 Annual Meeting. Mr. Gilbert is considered by our management to be well qualified. If the stockholders do not ratify the appointment of Mr. Gilbert, the Audit Committee will reconsider the appointment. Mr. Gilbert intends to be present at the 2006 Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees

The following table summarizes the fees charged by Mr. Gilbert for certain services rendered to the Company and its subsidiaries during 2004 and 2005:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2004	Fiscal Year 2005
Audit (1)	$18,000	$55,925
Audit-Related (2)	8,000	4,050
Tax (3)	-	-
All Other (4)	-	-
Total	$26,000	$59,975

______________________
(1) This category consists of fees for the audit of our annual financial statements included in the Company’s annual report on Form 10-KSB and review of the financial statements included in the Company’s quarterly reports on Form 10-QSB. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2) Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3) Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4) Represents aggregate fees charged for products and services other than those services previously reported as charged by former auditors.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Jeffrey S. Gilbert as our independent auditor for the fiscal year ending December 31, 2006.

REPORT OF COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein. The Compensation Committee has furnished this report on executive compensation for the 2005 fiscal year.

Compensation Program and Philosophy

The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other Named Executive Officers, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the Company’s employees under the Company’s equity incentive plans.

The Compensation Committee operates under a written charter. The duties and responsibilities of a member of the Compensation Committee are in addition to his or her duties as a member of the Board. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter. The Committee’s membership is determined by the Board and is composed entirely of independent directors. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Committee. Mr. Harrison served as Chairman of the Compensation Committee during 2005 and until April 6, 2006, when he resigned as a director. Mr. Marshall has served as Chairman of the Compensation Committee since April 28, 2006. Mr. Cox also serves on the Compensation Committee. The Compensation Committee did not met during 2005, because of the Company’s limited functions and operations during 2005 and the additional fact that employment agreements were in place for the Company’s few officers.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance, support the short- and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s executive officers with the interests of the Company’s stockholders. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals. To that end, it is the view of the Board that the total compensation program for executive officers should consist of all or most of the following components:

•	Base salary

•	Bonus

•	Equity-based compensation

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Company’s chief executive officer and the Company’s other executive officers. In 2005, the Committee considered management’s continuing achievement of its short- and long-term goals versus its strategic imperatives. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2005 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements or arrangements with the Company and many components of each such person’s compensation, including both base salary and some portion of bonus, are set by such agreement or arrangement.

Chief Executive Officer Compensation

The Company entered into an employment agreement with Dennis Calvert in December 2002. Mr. Calvert’s employment agreement provides for him to be employed for five years at an annual salary of $168,000. The employment agreement further provides that Mr. Calvert work with the Company on a full time basis, that the office be located in Laguna Hills, California, that he receive annual increases of 10% of his base income, that bonuses will be payable based on the greater of a performance scale established by the Compensation Committee, assigned by the Board, or 3% of the annual increase in market capitalization value. The compensation plan includes benefits of a car allowance, insurance and a standard vacation package. The agreement has certain minimum performance standards and calls for a severance package equal to one year’s base compensation, plus an additional one half year’s compensation for each year of service beginning in 2003. Standard confidentiality, Company ownership rights to property and assets and arbitration clauses are included in the agreement. In contemplation of a proposed amendment to Mr. Calvert’s employment agreement, the Board of Directors approved an increase in Mr. Calvert’s cash compensation, effective January 1, 2006, to $184,800 per year. The Compensation Committee was not separately involved in this decision, due to the small size of the Company, and ratified this decision at its November 1, 2006 meeting.

The Company intends to enter into a new employment agreement with Mr. Calvert in the near future, pursuant to which, among other things, Mr. Calvert would continue to be employed as the President, Chief Executive Officer and Interim Chief Financial Officer of the Company for a five-year term, at an annual base salary of $184,800 for 2006, with 10% increases for each subsequent calendar year of the agreement. In addition, he would be entitled to receive bonuses granted in the discretion of the Compensation Committee. Additionally, Mr. Calvert would be issued, upon signing, 57,090,400 shares of the Company’s common stock and a stock grant equal to an additional 165,977,920 shares of the Company’s common stock, such grant to vest in equal installments over each year of the employment agreement; provided, however, that such vesting will accelerate in the event of termination without cause or a change of control of the Company. Mr. Calvert will also be eligible to participate in the Company’s stock option plan then in effect and any bonus plan that may be adopted in the future.

Equity-Based Director Compensation

In 2005, Mr. Provenzano received a stock grant of a 4 million shares under his employment agreement in lieu of $40,000 and Messrs. Cox and Harrison each received a grant of 1 million shares for $20,000 of accrued and unpaid director fees.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2006 fiscal year will exceed that limit. Because it is unlikely that the cash non-performance based compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

Submitted by the Compensation Committee:

Dennis E. Marshall, Chair
Gary Cox

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of two independent directors, all of whom are independent under the rules of the SEC and Nasdaq. Steven V. Harrison II, who resigned as a director on April 6, 2006, served as Chairman of the Audit Committee during 2005 and through the date of his resignation. On April 28, 2006, Mr. Marshall was appointed as Chairman of the Audit Committee. Mr. Cox also serves on the Audit Committee. The Board has determined that Mr. Marshall qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board. The Audit Committee operates under a written charter, a copy of which is available on the Company’s corporate website. The Audit Committee met seven times during 2005.

The Audit Committee’s primary duties and responsibilities are to:

•	engage the Company’s independent auditor,

•	monitor the independent auditor’s independence, qualifications and performance,

•	pre-approve all audit and non-audit services,

•	monitor the integrity of the Company’s financial reporting process and internal control systems,

•	provide an open avenue of communication among the independent auditor, financial and senior management of the Company and the Board, and

•	monitor the Company’s compliance with legal and regulatory requirements, contingent liabilities, risk assessment and risk management.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In carrying out these responsibilities, the Audit Committee monitored the scope and staffing of the Company’s internal management group that was previously established by the Company and held meetings with the Company’s internal auditor regarding the progress and completion of the implementation of the Company’s internal controls and the scope of their audit of such internal controls.

In overseeing the preparation of the Company’s financial statements, the Audit Committee held meetings with the Company’s internal auditor and independent auditors, both in the presence of management and privately, to review and discuss all financial statements prior to their issuance and to discuss the overall scope and plans for their respective audits, the evaluation of the Company’s internal controls and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent auditors. In accordance with Section 204 of the Sarbanes-Oxley Act of 2002 and the Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees) as amended by SAS No. 90 (Audit Committee Communications), the Audit Committee has discussed with the Company’s independent auditors all matters required to be discussed under the Sarbanes-Oxley Act and the foregoing standards.

With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Jeffrey S. Gilbert matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of Mr. Gilbert.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Mr. Gilbert as the Company’s independent registered public accounting firm for the 2006 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-KSB for filing with the SEC.

Submitted by the Audit Committee:

Dennis E. Marshall, Chair
Gary Cox

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. Under the rules of the SEC, to be included in the proxy statement for our 2007 annual meeting of stockholders, proposals must be received by us no later than February 1, 2007.

ANNUAL REPORT ON FORM 10-KSB

We originally filed our original Annual Report on Form 10-KSB on March 31, 2006, our amended Form 10-KSB on May 1, 2006, and the 10-QSB for the quarterly period ended September 30, 2006 on November [__], 2006, with the SEC. A copy of the 10-KSB and 10-QSB has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the 10-KSB and the exhibits thereto, without charge, by writing to our Corporate Secretary, at our principal executive offices at 2603 Main Street, Suite 1155, Irvine, California 92614.

OTHER MATTERS

Management does not know of any matters to be presented at the 2006 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2006 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2006 Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2006Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Dennis Calver, Chairman

Irvine California
November ___, 2006

Appendix A
FORM OF CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
NUWAY MEDICAL INC.

NuWay Medical Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. This Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the corporation.

2. This Certificate of Amendment has been duly adopted in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Certificate of Incorporation as set forth herein.

4. The Certificate of Incorporation of Coporation shall be amended to provide as follows:

"The name of the corporation is "BLTI Holdings, Inc."

5. The Certificate of Incorporation of the Corporation shall be amended to provide as follows:

"The total number of shares of capital stock which the corporation is authorized to issue is 250,000,000 shares, 200,000,000 shares of which shall be Common Stock, and 50,000,000 shares shall be Preferred Stock all with a par value of $0.00067."

6. The currently effective Certificate of Incorporation of the Corporation is hereby amended to insert the following paragraphs:

“Effective at 5:00 pm Eastern Standard Time on __________, 200_ (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, every ________ shares of the Corporation’s Common Stock, par value $0.00067 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock, par value $0.00067 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, any fractional share that results from the reclassification and conversion described in the preceding sentences will be rounded up to the next whole share of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

The reclassification and conversion of Old Common Stock into New Common Stock described in the preceding paragraphs shall not change the authorized number of shares of the Common Stock of the Corporation or the par value thereof.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by ___________________________, its _________________________________, this ___ day of ___________, 200_

NUWAY MEDICAL INC.

By:
Its:

A-1

Appendix B

NUWAY MEDICAL, INC.
2006 EQUITY INCENTIVE PLAN

1. Purpose, History and Effective Date.

(a) Purpose. The Nuway Medical, Inc. 2006 Equity Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors or consultants and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

(b) History. Prior to the effective date of this Plan, the Company had in effect the 2004 Plan, which was originally effective March 10, 2004. Upon stockholder approval of this Plan, no new awards will be granted under the 2004 Plan.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 11.

2. Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “2004 Plan” means Nuway Medical, Inc. 2004 Equity Incentive Plan.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, or Restricted Stock Units.

(d) “Award Agreement” means a written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any one of the following events:

(i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. The consummation of the proposed transactions with IOWC Technologies, Inc. shall not constitute a Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(i) “Company” means Nuway Medical, Inc., a Delaware corporation, or any successor thereto.

(j) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(k) “Disability” has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.

(l) “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

(m) “Effective Date” means the date the Company’s stockholders approve this Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o) “Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

(p) “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.

(q) “Option” means the right to purchase Shares at a specified price during a specified period of time.

(r) “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.

(s) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:

(i) Revenue;

(ii) Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted);

(iii) Income before income taxes and minority interests;

(iv) Operating income;

(v) Pre- or after-tax income;

(vi) Average accounts receivable;

(vii) Cash flow;

(viii) Cash flow per share;

(ix) Net earnings;

(x) Basic or diluted earnings per share;

(xi) Return on equity;

(xii) Return on assets;

(xiii) Return on capital;

(xiv) Growth in assets;

(xv) Economic value added;

(xvi) Share price performance;

(xvii) Total stockholder return;

(xviii) Improvement or attainment of expense levels;

(xix) Market share or market penetration;

(xx) Business expansion, and/or acquisitions or divestitures.

The Committee may specify at the time an Award is made that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

(t) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(u) “Performance Units” means the right to receive a payment, based on a number of units with a specified value, to the extent Performance Goals are achieved.

(v) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.

(w) “Plan” means this Nuway Medical, Inc. 2006 Equity Incentive Plan, as may be amended from time to time.

(x) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(y) “Restricted Stock Unit” means the right to receive a payment which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service, with each unit having a value equal to the Fair Market Value of one or more Shares, or the average of the Fair Market Value of one or more Shares over such period as the Committee specifies.

(z) “Retirement” means, unless the Committee determines otherwise in an Award Agreement, termination of employment from the Company and its Affiliates on or after age 65 with five (5) years of continuous service with the Company and its Affiliates.

(aa) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(bb) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(cc) “Share” means a share of Stock.

(dd) “Stock” means the common stock of the Company.

(ee) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

3. Administration.

(a) Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan, such Award or such Award Agreement into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan or under any Award.

(b) Delegation to Other Committees. To the extent applicable law permits, the Board may delegate to another committee of the Board any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such other committee to the extent of such delegation.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

4. Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or other employee, a Non-Employee Director, or a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. Notwithstanding the foregoing, a Non-Employee Director automatically will be a Participant with respect to the automatic grants described in Section 7(b) to the extent that such grants are made under Section 7(b).

5. Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 150,000,000 Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may issue only 150,000,000 Shares upon the exercise of Incentive Stock Options.

(b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award or the withholding taxes due as a result of the issuance or receipt of a payment or Shares under an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to Incentive Stock Options.

(c) Participant Limitations. Subject to adjustment as provided in Section 13, with respect to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), no Participant may be granted Awards that could result in such Participant:

(i) receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 5,000,000 Shares except that Options and/or Stock Appreciation Rights granted to a new employee in the calendar year in which his or her employment commences may not relate to more than 10,000,000 Shares;

(ii) receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than 5,000,000 Shares;

(iii) receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units (the value of which is based on the Fair Market Value of a Share), for more than 5,000,000 Shares; or

(iv) receiving in any calendar year Awards of Performance Units (the value of which is not based on the Fair Market Value of a Share) that could result in a payment of more than $500,000.

With respect to Awards that are not intended to meet the requirements of performance-based compensation under Code Section 162(m), the Committee may grant Awards in excess of the limits described in this subsection (c), but only if such discretion would not cause Awards that are intended to be performance-based compensation under Code Section 162(m) from being treated as such.

7. Options.

(a) Discretionary Grants. Except as provided in subsection (b) and subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(i) Whether the Option is an Incentive Stock Option, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an Incentive Stock Option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all Incentive Stock Options are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(ii) The number of Shares subject to the Option.

(iii) The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that (i) no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).

(iv) The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals or may provide for an acceleration of the exercisability upon the Participant’s death, Disability or Retirement.

(v) The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an Option for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the Option’s termination date.

(vi) The exercise period following a Participant’s termination of employment or service.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

(b) Automatic Grant to Non-Employee Directors.

(i) Annual Grants. Subject to the provisions of Section 7(b)(vii), upon the conclusion of each regular annual meeting of the Company’s stockholders held each year, beginning with the meeting held in 2006, each Non-Employee Director who is initially elected as a member of the Board at such meeting, and each Non-Employee Director who will continue serving as a member of the Board thereafter, shall receive an Option for 250,000 Shares. Such option shall be granted on the date of such meeting.

(ii) Initial Grants. Each Non-Employee Director who first becomes a member of the Board after the Effective Date and on a date other than the regular annual meeting of the Company’s stockholders as described in clause (i) above, shall receive a one-time grant of an Option for such number of Shares as is determined by multiplying 250,000 Shares by a fraction, the numerator of which is the number of months (calculated as 30 days) from the date the Non-Employee Director first joins the Board to the date of the next regularly-scheduled annual stockholders’ meeting and the denominator of which is twelve (12). Such Option shall be granted on the date when such Non-Employee Director first joins the Board.

(iii) Exercisability. Options granted under this Section 7(b) shall become exercisable in full upon the earliest of:

(A) the first (1st) anniversary of the date of grant provided the Non-Employee Director is a member of the Board on such date; provided that if the Non-Employee Director resigns from the Board for any reason other than those specified in clause (B) prior to the first (1st) anniversary of the grant date, a pro-rata portion of the Option (based on the ratio that the number of months (calculated as 30 days) that have elapsed since the grant date to the date of such resignation bears to twelve (12) shall become vested and exercisable;

(B) the termination of such Non-Employee Director’s service because of death, Disability, or retirement at or after age 65; or

(C) a Change of Control as specified in Section 13(c).

(iv) Exercise Price. The Exercise Price for each Option granted under this Section 7(b) shall be equal to the Fair Market Value of a Share on the date of grant. The exercise price may be paid in cash, by tendering previously acquired Shares (that have been held for at least six months or acquired on the open market if so required to avoid an accounting expense to the Company), or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

(v) Term. All Options granted under this Section 7(b) shall terminate on the earlier of:

(A) the tenth (10th) anniversary of the date of grant; or

(B) the date that is ninety (90) days after the termination of such Non-Employee Director’s service for any reason.

(vi) Adjustment. Options granted under this Section 7(b) shall be subject to adjustment as provided in Section 14.

(vii) Discretionary Grants to Non-Employee Directors. Notwithstanding the foregoing, the Committee or the Board may determine that the Non-employee Directors shall receive discretionary grants of Options in accordance with Section 7(a) above in lieu of the automatic annual grants set forth in Section 7(b)(i) with respect to any given year. In such case, no automatic grants of Options shall be made under Section 7(b)(i) for such year and all grants of Options, if any, for such year, shall be made in accordance with Section 7(a), except that the Board shall determine all of the terms and conditions of such annual Option grant, if any, rather than the Committee.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

(b) The number of Shares to which the SAR relates.

(c) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

(d) The terms and conditions of exercise or maturity, which may include a provision that accelerates the exercisability of the SAR upon the Participant’s death, Disability or Retirement. Notwithstanding the foregoing, unless the Committee determines otherwise in the Award Agreement, if on the date when the SAR expires or otherwise terminates, the grant price for the SAR is less than the Fair Market Value of a Share, then the unexercised portion of the SAR that was exercisable immediately prior to such date shall automatically be deemed exercised.

(e) The term, provided that an SAR must terminate no later than 10 years after the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an SAR for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the SAR’s termination date.

(f) Whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:

(g) The number of Shares and/or units to which such Award relates, and with respect to Performance Units, whether the value of each unit will be based on the Fair Market Value of one or more Shares, the average of the Fair Market Value of one or more Shares over such period as the Committee specifies, or such other value as the Committee specifies in the Award Agreement.

(h) One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

(i) Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

(j) With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

10. Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates.

(b) The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; provided that, subject to the provisions of Section 10(c), an Award that is subject to the achievement of Performance Goals must have a restriction or vesting period of at least one year, and an Award that is not subject to Performance Goals must have a restriction or vesting period of at least three years. Notwithstanding the foregoing, if the Committee determines in its sole discretion that an Award of Restricted Stock or Restricted Stock Units is granted to a Participant in lieu of cash compensation (including without limitation bonus cash compensation), the Committee may impose such restriction or vesting period on such Award as it determines.

(c) Whether all or any portion of the restrictions or vesting schedule imposed on the Award will lapse or be accelerated upon a Participant’s death, Disability or Retirement.

(d) With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

(e) With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

(f) Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

11. Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

12. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. This Plan will terminate on the tenth anniversary of the Effective Date unless the Board or Committee earlier terminates this Plan pursuant to Section 12(b).

(b) Termination and Amendment. The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 14); or (B) an amendment to the provisions of Section 12(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 12(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 14), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 14(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 12 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12(b)(ii).

13. Taxes.

(a) Withholding Right. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

(b) Use of Shares to Satisfy Tax Withholding. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent required to avoid an expense on the Company’s financial statements. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

14. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 14(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the amount the holder could have received in respect of such Award under Section 14(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 14(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control.

(i) The Committee may specify, either in an Award Agreement or at the time of a Change of Control, whether an outstanding Award shall become vested and/or payable, in whole or in part, as a result of a Change of Control.

(ii) If, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option or SAR that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

(iii) If, in connection with the Change of Control, the Shares issued to a Participant as a result of the accelerated vesting or payment of a Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award or Performance Unit Award under this subsection (c) are not registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of such Shares shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control, to receive, in exchange for the surrender of such Shares an amount of cash equal to the greater of the Fair Market Value of a Share on the Change of Control date or the Fair Market Value of such Share on the date of surrender.

The provisions of Sections 14(c)(ii) and (iii) shall govern the treatment of awards made under the 2004 Plan in the event of a Change of Control, and the 2004 Plan is deemed amended accordingly.

(d) Parachute Payment Limitation.

(iv) Scope of Limitation. This Section 14(d) shall apply to an Award only if:

(C) the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Code Section 4999), will be greater after the application of this Section 16(d) than it was before the application of this Section 14(d); or

(D) the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 14(d) (regardless of the after-tax value of such Award to the Participant).

If this Section 14(d) applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(v) Basic Rule. Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 14(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(vi) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 14(d), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Auditors under this Section 14(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(vii) Overpayments and Underpayments. As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(viii) Related Corporations. For purposes of this Section 14(d), the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Code Section 280G(d)(5).

15. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Sections 6(a));

(ii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii) conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment or service, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iv) the automatic grant of a new Option (the “replenishment Option”) to a Participant who pays the exercise price of an existing Option in Shares; provided that the replenishment Option shall cover only that number of Shares that is used to pay the exercise price and shall expire at the same time as the original Option to which it relates;

(v) restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(vi) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.